FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-08

CD 2017-CD4

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the CD 2017-CD4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CD4 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(4)	Type	Rate(5)	Fee Rate(6)	Basis	Maturity or ARD
Loan	1	95 Morton Street(34)	10.6%	1	CREFI	95,000,000	95,000,000	95,000,000	Office	CBD	4.26200%	0.0156%	Actual/360	60
Loan	2	Moffett Place Google(33)(34)	8.3%	1	GACC	75,000,000	75,000,000	69,056,235	Office	CBD	4.54980%	0.0130%	Actual/360	120
Loan	3	Midwest Embassy Suites Portfolio	7.2%	3	GACC	65,000,000	65,000,000	57,182,598	Hospitality	Full Service	4.7200000%	0.0156%	Actual/360	120
Property	3.01	Embassy Suites Columbus, Dublin	2.8%	1	GACC	25,072,173	25,072,173		Hospitality	Full Service
Property	3.02	Embassy Suites Cleveland, Rockside	2.3%	1	GACC	20,537,290	20,537,290		Hospitality	Full Service
Property	3.03	Embassy Suites Cincinnati, River Center	2.2%	1	GACC	19,390,537	19,390,537		Hospitality	Full Service
Loan	4	Los Angeles Corporate Center	6.5%	1	CREFI	58,725,000	58,725,000	51,635,666	Office	Suburban	4.70000000%	0.0156%	Actual/360	120
Loan	5	Hilton Hawaiian Village(33)	6.3%	1	GACC	56,625,000	56,625,000	56,625,000	Hospitality	Full Service	4.1995%	0.0118%	Actual/360	120
Loan	6	Uovo Art Storage(33)	5.5%	1	GACC	50,000,000	49,803,347	40,737,569	Self Storage	Art Storage	4.7350%	0.0196%	Actual/360	120
Loan	7	Key Center Cleveland(33)(34)	3.3%	1	CREFI	30,000,000	30,000,000	24,472,898	Mixed Use	Office/Hospitality	5.31000%	0.0205%	Actual/360	120
Loan	8	111 Livingston Street(33)	2.7%	1	GACC	24,000,000	24,000,000	24,000,000	Office	CBD	4.7300%	0.0130%	Actual/360	120
Loan	9	Marriott Spartanburg	2.7%	1	GACC	24,000,000	23,894,196	20,043,547	Hospitality	Full Service	5.5000%	0.0156%	Actual/360	120
Loan	10	260 West 36th Street	2.6%	1	GACC	23,500,000	23,500,000	23,500,000	Office	CBD	4.4700%	0.0156%	Actual/360	120
Loan	11	Gateway Plaza	2.3%	1	GACC	21,000,000	21,000,000	18,075,343	Retail	Anchored	4.7900%	0.0156%	Actual/360	120
Loan	12	Hamilton Crossing(33)	2.2%	1	CGMRC	20,000,000	19,923,763	16,395,331	Office	Suburban	4.92000%	0.0130%	Actual/360	120
Loan	13	Lynnwood Town Center	2.2%	1	GACC	19,500,000	19,427,166	16,048,206	Retail	Anchored	5.0400%	0.0156%	Actual/360	120
Loan	14	Kona Crossroads(35)	2.0%	1	GACC	18,030,000	18,030,000	15,842,862	Retail	Anchored	4.6650%	0.0156%	Actual/360	120
Loan	15	Embassy Suites Denver	2.0%	1	GACC	18,000,000	18,000,000	15,415,334	Hospitality	Full Service	4.6000%	0.0156%	Actual/360	120
Loan	16	Troy Office Portfolio	2.0%	1	GACC	18,000,000	18,000,000	15,769,452	Office	Suburban	4.5400%	0.0356%	Actual/360	120
Loan	17	Malibu Vista	2.0%	1	CREFI	18,000,000	18,000,000	18,000,000	Office	Suburban	4.21000%	0.0156%	Actual/360	120
Loan	18	Alvogen Pharma US(35)	1.9%	1	GACC	17,350,000	17,350,000	15,323,729	Industrial	Manufacturing/Warehouse	4.9000%	0.0356%	Actual/360	120
Loan	19	SG360 Portfolio(35)	1.8%	2	CREFI	16,500,000	16,500,000	15,125,698	Industrial	Flex	4.61000%	0.0156%	Actual/360	120
Property	19.01	Wheeling Facility	1.1%	1	CREFI	9,834,000	9,834,000		Industrial	Flex
Property	19.02	Broadview Facility	0.7%	1	CREFI	6,666,000	6,666,000		Industrial	Flex
Loan	20	33 Kings Highway	1.7%	1	GACC	15,000,000	14,981,369	12,258,996	Self Storage	Art Storage	4.8200%	0.0156%	Actual/360	120
Loan	21	Santa Monica Mini Storage	1.7%	1	CREFI	15,000,000	14,979,147	12,000,679	Self Storage	Self Storage	4.20000%	0.0156%	Actual/360	120
Loan	22	Embassy Suites Tempe(35)	1.5%	1	GACC	13,500,000	13,500,000	11,987,179	Hospitality	Full Service	5.1400%	0.0156%	Actual/360	120
Loan	23	MacArthur Shopping Center	1.4%	1	GACC	12,750,000	12,733,790	10,375,911	Retail	Anchored	4.6930%	0.0156%	Actual/360	120
Loan	24	StorQuest Bradenton & Sarasota	1.4%	2	CREFI	12,320,000	12,320,000	11,331,069	Self Storage	Self Storage	4.82000%	0.0156%	Actual/360	120
Property	24.01	StorQuest Bradenton	0.8%	1	CREFI	7,595,000	7,595,000		Self Storage	Self Storage
Property	24.02	StorQuest Sarasota	0.5%	1	CREFI	4,725,000	4,725,000		Self Storage	Self Storage
Loan	25	Malibu Office	1.3%	1	GACC	11,750,000	11,750,000	11,198,801	Office	Suburban	4.70000%	0.0156%	Actual/360	120
Loan	26	Del Amo - Torrance Medical	1.2%	1	GACC	11,200,000	11,200,000	11,200,000	Office	Medical	4.4300%	0.0156%	Actual/360	120
Loan	27	Oak Brook Square	1.2%	1	GACC	10,950,000	10,924,427	8,961,643	Retail	Anchored	4.8600%	0.0156%	Actual/360	120
Loan	28	Villas at Palm Bay	1.2%	1	GACC	10,500,000	10,487,149	8,604,081	Multifamily	Garden	4.9000%	0.0156%	Actual/360	120
Loan	29	Roslyn Hotel	1.1%	1	GACC	9,870,000	9,857,673	8,058,357	Hospitality	Full Service	4.7900%	0.0156%	Actual/360	120
Loan	30	Watson Central Shopping Center	1.1%	1	GACC	9,700,000	9,687,974	7,930,122	Retail	Anchored	4.8300%	0.0456%	Actual/360	120
Loan	31	50 Bond Street	0.9%	1	CREFI	8,500,000	8,500,000	8,500,000	Retail	Single Tenant	4.3000%	0.0156%	Actual/360	120
Loan	32	Atrium Regency Apartments	0.9%	1	GACC	8,347,500	8,308,589	6,905,928	Multifamily	Mid-Rise	5.2000%	0.0156%	Actual/360	120
Loan	33	Apache Plaza(35)	0.9%	1	GACC	8,000,000	7,989,915	6,520,457	Retail	Unanchored	4.7390%	0.0156%	Actual/360	120
Loan	34	The Atrium	0.8%	1	GACC	7,500,000	7,500,000	6,061,730	Office	CBD	4.4900%	0.0156%	Actual/360	120
Loan	35	Garden Lakes	0.8%	1	GACC	7,000,000	7,000,000	6,065,005	Retail	Anchored	5.0500%	0.0156%	Actual/360	120
Loan	36	Extra Space Stone Mountain	0.8%	1	CGMRC	7,000,000	7,000,000	7,000,000	Self Storage	Self Storage	4.5400%	0.0456%	Actual/360	120
Loan	37	5015 Shoreham Place	0.8%	1	CREFI	6,780,000	6,780,000	6,780,000	Office	Suburban	4.40000%	0.0156%	Actual/360	120
Loan	38	Shoppes at Garden	0.6%	1	GACC	5,775,000	5,767,787	4,714,996	Retail	Unanchored	4.7900%	0.0156%	Actual/360	120
Loan	39	SSM Health HQ	0.6%	1	CREFI	5,563,000	5,563,000	4,900,230	Office	Suburban	4.78000%	0.0156%	Actual/360	120
Loan	40	StorQuest Manhattan & Fair Oaks	0.6%	2	CREFI	5,232,500	5,232,500	4,813,229	Self Storage	Self Storage	4.83000%	0.0156%	Actual/360	120
Property	40.01	StorQuest Manhattan	0.3%	1	CREFI	2,642,500	2,642,500		Self Storage	Self Storage
Property	40.02	StorQuest Fair Oaks	0.3%	1	CREFI	2,590,000	2,590,000		Self Storage	Self Storage
Loan	41	Sunny Plaza	0.6%	1	GACC	5,025,000	5,018,724	4,102,659	Retail	Unanchored	4.79000%	0.0156%	Actual/360	120
Loan	42	Champion Forest Self Storage	0.6%	1	CREFI	5,000,000	5,000,000	5,000,000	Self Storage	Self Storage	4.36000%	0.0631%	Actual/360	120
Loan	43	Massillon Citi Center	0.5%	1	CREFI	4,875,000	4,869,408	4,040,345	Retail	Unanchored	5.25000%	0.0656%	Actual/360	120
Loan	44	Walgreens Loganville	0.5%	1	GACC	4,850,000	4,844,437	4,019,625	Retail	Single Tenant	5.25000%	0.0156%	Actual/360	120
Loan	45	Amsdell Gateway Self Storage	0.5%	1	CREFI	4,380,000	4,380,000	3,901,153	Self Storage	Self Storage	5.29000%	0.1044%	Actual/360	120
Loan	46	Walgreens Columbia	0.4%	1	CREFI	3,315,000	3,310,950	2,717,327	Retail	Single Tenant	4.91000%	0.0156%	Actual/360	120
Loan	47	StorIt Prescott & Chino Valley	0.4%	2	CREFI	3,185,000	3,185,000	2,746,247	Self Storage	Self Storage	4.86000%	0.0156%	Actual/360	120
Property	47.01	StorIt Chino Valley	0.2%	1	CREFI	1,785,000	1,785,000		Self Storage	Self Storage
Property	47.02	StorIt Prescott	0.2%	1	CREFI	1,400,000	1,400,000		Self Storage	Self Storage

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

													Pari Passu	Pari Passu
			Remaining	Original	Remaining		First				Monthly	Annual	Companion Loan	Companion Loan
			Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt
Property Flag	ID	Property Name	Maturity or ARD	Term	Term	Date	Date	or ARD Date(5)	(Yes/No)	Maturity Date(5)	Service($)(7)	Service($)(7)	Service($)	Service($)
Loan	1	95 Morton Street(34)	59	0	0	04/05/2017	05/06/2017	04/06/2022	No	04/06/2022	342,095	4,105,135
Loan	2	Moffett Place Google(33)(34)	116	360	360	12/30/2016	02/06/2017	01/06/2027	No	01/06/2027	376,062	4,512,742	551,557	6,618,689
Loan	3	Midwest Embassy Suites Portfolio	117	360	360	01/19/2017	03/06/2017	02/06/2027	No	02/06/2027	337,896	4,054,757
Property	3.01	Embassy Suites Columbus, Dublin
Property	3.02	Embassy Suites Cleveland, Rockside
Property	3.03	Embassy Suites Cincinnati, River Center
Loan	4	Los Angeles Corporate Center	119	360	360	03/31/2017	05/06/2017	04/06/2027	No	04/06/2027	304,570	3,654,841
Loan	5	Hilton Hawaiian Village(33)	114	0	0	10/24/2016	12/01/2016	11/01/2026	No	11/01/2026	200,916	2,410,994	2,270,752	27,249,024
Loan	6	Uovo Art Storage(33)	117	360	357	02/02/2017	03/06/2017	02/06/2027	No	02/06/2027	260,372	3,124,461	192,675	2,312,102
Loan	7	Key Center Cleveland(33)(34)	117	300	300	01/31/2017	03/06/2017	02/06/2027	No	02/06/2027	180,838	2,170,054	1,145,306	13,743,675
Loan	8	111 Livingston Street(33)	116	0	0	01/05/2017	02/06/2017	01/06/2027	No	01/06/2027	95,914	1,150,967	383,656	4,603,867
Loan	9	Marriott Spartanburg	116	360	356	12/22/2016	02/06/2017	01/06/2027	No	01/06/2027	136,269	1,635,232
Loan	10	260 West 36th Street	118	0	0	02/09/2017	04/06/2017	03/06/2027	No	03/06/2027	88,753	1,065,040
Loan	11	Gateway Plaza	118	360	360	02/24/2017	04/06/2017	03/06/2027	No	03/06/2027	110,053	1,320,634
Loan	12	Hamilton Crossing(33)	117	360	357	01/25/2017	03/06/2017	02/06/2027	No	02/06/2027	106,389	1,276,663	186,845	2,242,140
Loan	13	Lynnwood Town Center	117	360	357	01/31/2017	03/06/2017	02/06/2027	No	02/06/2027	105,157	1,261,889
Loan	14	Kona Crossroads(35)	103	360	360	12/04/2015	01/06/2016	12/06/2025	No	12/06/2025	93,131	1,117,578
Loan	15	Embassy Suites Denver	119	360	360	04/04/2017	05/06/2017	04/06/2027	No	04/06/2027	92,276	1,107,312
Loan	16	Troy Office Portfolio	119	360	360	04/06/2017	05/06/2017	04/06/2027	No	04/06/2027	91,632	1,099,580
Loan	17	Malibu Vista	120	0	0	04/19/2017	06/06/2017	05/06/2027	No	05/06/2027	64,027	768,325
Loan	18	Alvogen Pharma US(35)	119	360	360	03/31/2017	05/06/2017	04/06/2027	Yes	04/06/2035	92,081	1,104,973
Loan	19	SG360 Portfolio(35)	119	360	360	03/22/2017	05/06/2017	04/06/2027	No	04/06/2027	84,685	1,016,220
Property	19.01	Wheeling Facility
Property	19.02	Broadview Facility
Loan	20	33 Kings Highway	119	360	359	03/17/2017	05/06/2017	04/06/2027	No	04/06/2027	78,881	946,575
Loan	21	Santa Monica Mini Storage	119	360	359	04/03/2017	05/06/2017	04/06/2027	No	04/06/2027	73,353	880,231
Loan	22	Embassy Suites Tempe(35)	116	360	360	01/06/2017	02/06/2017	01/06/2027	No	01/06/2027	73,630	883,565
Loan	23	MacArthur Shopping Center	119	360	359	03/27/2017	05/06/2017	04/06/2027	No	04/06/2027	66,073	792,872
Loan	24	StorQuest Bradenton & Sarasota	119	360	360	03/24/2017	05/06/2017	04/06/2027	No	04/06/2027	64,788	777,453
Property	24.01	StorQuest Bradenton
Property	24.02	StorQuest Sarasota
Loan	25	Malibu Office	120	360	360	04/17/2017	06/06/2017	05/06/2027	No	05/06/2027	60,940	731,279
Loan	26	Del Amo - Torrance Medical	120	0	0	04/10/2017	06/06/2017	05/06/2027	No	05/06/2027	41,921	503,051
Loan	27	Oak Brook Square	118	360	358	02/10/2017	04/06/2017	03/06/2027	No	03/06/2027	57,849	694,184
Loan	28	Villas at Palm Bay	119	360	359	04/03/2017	05/06/2017	04/06/2027	No	04/06/2027	55,726	668,716
Loan	29	Roslyn Hotel	119	360	359	03/30/2017	05/06/2017	04/06/2027	No	04/06/2027	51,725	620,698
Loan	30	Watson Central Shopping Center	119	360	359	03/27/2017	05/06/2017	04/06/2027	No	04/06/2027	51,069	612,823
Loan	31	50 Bond Street	119	0	0	03/23/2017	05/06/2017	04/06/2027	No	04/06/2027	30,881	370,576
Loan	32	Atrium Regency Apartments	116	360	356	12/21/2016	02/06/2017	01/06/2027	No	01/06/2027	45,837	550,044
Loan	33	Apache Plaza(35)	119	360	359	04/05/2017	05/06/2017	04/06/2027	No	04/06/2027	41,679	500,145
Loan	34	The Atrium	120	360	360	04/07/2017	06/06/2017	05/06/2027	No	05/06/2027	37,957	455,482
Loan	35	Garden Lakes	119	360	360	03/27/2017	05/06/2017	04/06/2027	No	04/06/2027	37,792	453,501
Loan	36	Extra Space Stone Mountain	118	0	0	03/01/2017	04/06/2017	03/06/2027	No	03/06/2027	26,851	322,214
Loan	37	5015 Shoreham Place	119	0	0	04/06/2017	05/06/2017	04/06/2027	No	04/06/2027	25,205	302,463
Loan	38	Shoppes at Garden	119	360	359	04/06/2017	05/06/2017	04/06/2027	No	04/06/2027	30,265	363,174
Loan	39	SSM Health HQ	119	360	360	03/31/2017	05/06/2017	04/06/2027	No	04/06/2027	29,120	349,439
Loan	40	StorQuest Manhattan & Fair Oaks	119	360	360	03/30/2017	05/06/2017	04/06/2027	No	04/06/2027	27,548	330,577
Property	40.01	StorQuest Manhattan
Property	40.02	StorQuest Fair Oaks
Loan	41	Sunny Plaza	119	360	359	04/06/2017	05/06/2017	04/06/2027	No	04/06/2027	26,334	316,009
Loan	42	Champion Forest Self Storage	119	0	0	03/23/2017	05/06/2017	04/06/2027	No	04/06/2027	18,419	221,028
Loan	43	Massillon Citi Center	119	360	359	03/31/2017	05/06/2017	04/06/2027	No	04/06/2027	26,920	323,039
Loan	44	Walgreens Loganville	119	360	359	03/30/2017	05/06/2017	04/06/2027	No	04/06/2027	26,782	321,383
Loan	45	Amsdell Gateway Self Storage	119	360	360	03/14/2017	05/06/2017	04/06/2027	No	04/06/2027	24,295	291,542
Loan	46	Walgreens Columbia	119	360	359	04/07/2017	05/06/2017	04/06/2027	No	04/06/2027	17,614	211,365
Loan	47	StorIt Prescott & Chino Valley	119	360	360	03/28/2017	05/06/2017	04/06/2027	No	04/06/2027	16,826	201,916
Property	47.01	StorIt Chino Valley
Property	47.02	StorIt Prescott

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Remaining			Crossed								FIRREA
			Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant
Property Flag	ID	Property Name	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)(11)	NCF DSCR(7)(10)(11)	Period	Date	Value ($)(12)	As-of Date	(Yes/No)
Loan	1	95 Morton Street(34)	59	Hard	In Place	No	NAP	2.47x	2.34x	0	6	223,000,000	09/01/2017	Yes
Loan	2	Moffett Place Google(33)(34)	56	Hard	In Place	No	NAP	1.39x	1.38x	0	6	311,100,000	03/01/2018	Yes
Loan	3	Midwest Embassy Suites Portfolio	33	Hard	Springing	No	Yes - A	2.55x	2.17x	0	6	124,700,000	Various	Yes
Property	3.01	Embassy Suites Columbus, Dublin										48,100,000	12/20/2017	Yes
Property	3.02	Embassy Suites Cleveland, Rockside										39,400,000	12/21/2017	Yes
Property	3.03	Embassy Suites Cincinnati, River Center										37,200,000	12/19/2017	Yes
Loan	4	Los Angeles Corporate Center	35	Hard	Springing	No	NAP	1.89x	1.69x	0	6	87,750,000	08/01/2017	Yes
Loan	5	Hilton Hawaiian Village(33)	114	Hard	In Place	No	NAP	4.98x	4.47x	0	1	2,230,000,000	08/30/2016	Yes
Loan	6	Uovo Art Storage(33)		Springing Hard	Springing	No	Yes - B	1.56x	1.55x	0	6	165,000,000	01/09/2017	Yes
Loan	7	Key Center Cleveland(33)(34)	21	Hard	In Place	No	NAP	1.77x	1.59x	0	6	362,000,000	12/01/2017	Yes
Loan	8	111 Livingston Street(33)	116	Hard	In Place	No	NAP	1.70x	1.56x	0	6	219,000,000	10/26/2016	Yes
Loan	9	Marriott Spartanburg		Springing Hard	Springing	No	NAP	2.38x	1.94x	0	6	40,100,000	10/05/2016	Yes
Loan	10	260 West 36th Street	118	Springing Hard	Springing	No	NAP	1.92x	1.82x	0	6	45,000,000	01/13/2017	Yes
Loan	11	Gateway Plaza	22	Springing Hard	Springing	No	NAP	1.41x	1.34x	0	6	30,000,000	11/20/2016	Yes
Loan	12	Hamilton Crossing(33)		Hard	Springing	No	NAP	1.89x	1.68x	0	6	76,100,000	12/02/2016	Yes
Loan	13	Lynnwood Town Center		Springing Hard	Springing	No	NAP	1.42x	1.32x	0	6	29,800,000	10/08/2016	Yes
Loan	14	Kona Crossroads(35)	19	Springing Hard	Springing	No	NAP	1.44x	1.34x	0	6	27,040,000	01/23/2017	Yes
Loan	15	Embassy Suites Denver	23	Hard	Springing	No	NAP	2.82x	2.44x	0	6	30,500,000	01/31/2017	Yes
Loan	16	Troy Office Portfolio	35	Hard	Springing	No	NAP	2.05x	1.74x	0	6	26,850,000	03/08/2017	Yes
Loan	17	Malibu Vista	120	Springing Hard	Springing	No	NAP	2.29x	2.12x	0	6	36,500,000	03/02/2017	Yes
Loan	18	Alvogen Pharma US(35)	35	Hard	In Place	No	Yes - C	1.68x	1.62x	0	6	26,150,000	03/02/2017	Yes
Loan	19	SG360 Portfolio(35)	59	Hard	Springing	No	Yes - C	1.62x	1.62x	0	6	25,000,000	03/01/2017	Yes
Property	19.01	Wheeling Facility										14,900,000	03/01/2017	Yes
Property	19.02	Broadview Facility										10,100,000	03/01/2017	Yes
Loan	20	33 Kings Highway		Springing Hard	Springing	No	Yes - B	1.94x	1.92x	0	6	36,000,000	02/03/2017	Yes
Loan	21	Santa Monica Mini Storage		Springing Hard	Springing	No	NAP	1.78x	1.76x	0	6	28,970,000	02/20/2017	Yes
Loan	22	Embassy Suites Tempe(35)	32	Hard	Springing	No	Yes - A	2.69x	2.24x	0	6	21,500,000	12/01/2016	Yes
Loan	23	MacArthur Shopping Center		Hard	Springing	No	NAP	1.62x	1.45x	0	6	19,100,000	01/11/2017	Yes
Loan	24	StorQuest Bradenton & Sarasota	59	Springing Hard	Springing	No	Yes - E	1.40x	1.37x	0	6	18,200,000	02/17/2017	Yes
Property	24.01	StorQuest Bradenton										11,400,000	02/17/2017	Yes
Property	24.02	StorQuest Sarasota										6,800,000	02/17/2017	Yes
Loan	25	Malibu Office	84	Hard	Springing	No	NAP	1.33x	1.29x	0	6	18,100,000	02/16/2017	Yes
Loan	26	Del Amo - Torrance Medical	120	Hard	Springing	No	NAP	2.87x	2.85x	0	6	23,100,000	03/10/2017	Yes
Loan	27	Oak Brook Square		Springing Hard	Springing	No	NAP	1.93x	1.76x	0	6	14,740,000	01/04/2017	Yes
Loan	28	Villas at Palm Bay		Springing Soft	Springing	No	NAP	1.42x	1.36x	0	6	14,500,000	01/12/2017	Yes
Loan	29	Roslyn Hotel		Hard	Springing	No	NAP	1.94x	1.69x	0	6	14,100,000	02/01/2017	Yes
Loan	30	Watson Central Shopping Center		Springing Hard	Springing	No	NAP	2.07x	1.86x	0	6	13,400,000	11/04/2016	Yes
Loan	31	50 Bond Street	119	Hard	In Place	No	NAP	2.15x	2.12x	0	6	19,000,000	02/15/2017	Yes
Loan	32	Atrium Regency Apartments		Springing Soft	Springing	No	NAP	1.45x	1.41x	0	6	11,130,000	11/21/2016	Yes
Loan	33	Apache Plaza(35)		Springing Hard	Springing	No	NAP	1.70x	1.64x	0	6	12,100,000	12/28/2016	Yes
Loan	34	The Atrium		Hard	Springing	No	Yes - D	1.65x	1.50x	0	6	10,000,000	02/09/2017	Yes
Loan	35	Garden Lakes	23	Hard	Springing	No	NAP	1.66x	1.42x	0	6	10,750,000	02/04/2017	Yes
Loan	36	Extra Space Stone Mountain	118	Springing Hard	Springing	No	NAP	2.44x	2.41x	0	6	12,300,000	02/11/2017	Yes
Loan	37	5015 Shoreham Place	119	Springing Hard	Springing	No	NAP	2.40x	2.22x	0	6	11,200,000	03/03/2017	Yes
Loan	38	Shoppes at Garden		Hard	Springing	No	Yes - D	1.79x	1.67x	0	6	7,700,000	02/09/2017	Yes
Loan	39	SSM Health HQ	35	Springing Hard	Springing	No	NAP	1.99x	1.96x	0	6	11,300,000	01/27/2017	Yes
Loan	40	StorQuest Manhattan & Fair Oaks	59	Springing Hard	Springing	No	Yes - E	1.44x	1.42x	0	6	8,700,000	02/17/2017	Yes
Property	40.01	StorQuest Manhattan										4,600,000	02/17/2017	Yes
Property	40.02	StorQuest Fair Oaks										4,100,000	02/17/2017	Yes
Loan	41	Sunny Plaza		Hard	Springing	No	Yes - D	1.58x	1.44x	0	6	6,700,000	02/09/2017	Yes
Loan	42	Champion Forest Self Storage	119	Springing Hard	Springing	No	NAP	2.82x	2.80x	0	6	10,700,000	02/23/2017	Yes
Loan	43	Massillon Citi Center		Hard	Springing	No	NAP	1.57x	1.40x	0	6	6,500,000	01/17/2017	Yes
Loan	44	Walgreens Loganville		Hard	Springing	No	NAP	1.24x	1.23x	0	6	7,300,000	11/11/2016	Yes
Loan	45	Amsdell Gateway Self Storage	35	Springing Soft	Springing	No	NAP	1.25x	1.24x	0	6	6,100,000	01/23/2017	Yes
Loan	46	Walgreens Columbia		Springing Hard	Springing	No	NAP	1.50x	1.50x	0	6	5,130,000	03/06/2017	Yes
Loan	47	StorIt Prescott & Chino Valley	23	Springing Hard	Springing	No	NAP	1.77x	1.73x	0	6	4,575,000	02/24/2017	Yes
Property	47.01	StorIt Chino Valley										2,700,000	02/24/2017	Yes
Property	47.02	StorIt Prescott										1,875,000	02/24/2017	Yes

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

												Net		Loan per Net
			Cut-Off									Rentable Area	Units	Rentable Area
			Date LTV	LTV Ratio at						Year	Year	(SF/Units	of	(SF/Units/
Property Flag	ID	Property Name	Ratio(10)(11)(12)	Maturity or ARD(10)(11)(12)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)(4)	Measure	Rooms/Pads) ($)(10)(11)
Loan	1	95 Morton Street(34)	42.6%	42.6%	95 Morton Street	New York	New York	NY	10014	1911	2000	217,084	Sq. Ft.	438
Loan	2	Moffett Place Google(33)(34)	59.5%	54.8%	1170 Bordeaux Drive	Sunnyvale	Santa Clara	CA	94089	2016	NAP	314,352	Sq. Ft.	589
Loan	3	Midwest Embassy Suites Portfolio	52.1%	45.9%	Various	Various	Various	Various	Various	Various	2017	782	Rooms	83,120
Property	3.01	Embassy Suites Columbus, Dublin			5100 Upper Metro Plaza	Dublin	Franklin	OH	43017	1999	2017	284	Rooms	88,282
Property	3.02	Embassy Suites Cleveland, Rockside			5800 Rockside Woods Boulevard	Independence	Cuyahoga	OH	44131	2001	2017	271	Rooms	75,783
Property	3.03	Embassy Suites Cincinnati, River Center			10 East Rivercenter Boulevard	Covington	Kenton	KY	41011	1990	2017	227	Rooms	85,421
Loan	4	Los Angeles Corporate Center	66.9%	58.8%	900, 1000, 1200 & 1255 Corporate Center Drive	Monterey Park	Los Angeles	CA	91754	1983-1986	NAP	394,893	Sq. Ft.	149
Loan	5	Hilton Hawaiian Village(33)	31.2%	31.2%	2005 Kalia Road	Honolulu	Honolulu	HI	96815	1961	2016	2,860	Rooms	243,566
Loan	6	Uovo Art Storage(33)	52.5%	43.0%	41-45 21st Street & 41-54 22nd Street	Long Island City	Queens	NY	11101	2014-2015	NAP	275,000	Sq. Ft.	315
Loan	7	Key Center Cleveland(33)(34)	60.8%	49.6%	127 Public Square	Cleveland	Cuyahoga	OH	44114	1991	2015	2,389,441	Sq. Ft.	92
Loan	8	111 Livingston Street(33)	54.8%	54.8%	111 Livingston Street	Brooklyn	Kings	NY	11201	1969	2001	434,000	Sq. Ft.	276
Loan	9	Marriott Spartanburg	59.6%	50.0%	299 North Church Street	Spartanburg	Spartanburg	SC	29306	2004	2012-2013	247	Rooms	96,738
Loan	10	260 West 36th Street	52.2%	52.2%	260 West 36th Street	New York	New York	NY	10018	1907	1986	85,145	Sq. Ft.	276
Loan	11	Gateway Plaza	70.0%	60.3%	1540-1914 West Rosecrans Avenue	Compton	Los Angeles	CA	90220	1962, 1991	NAP	127,523	Sq. Ft.	165
Loan	12	Hamilton Crossing(33)	72.2%	59.4%	12650, 12722-12802 and 13085 Hamilton Crossing Boulevard and 12800, 12900 and 13000 North Meridian Street	Carmel	Hamilton	IN	46032	1989, 1997, 1999, 2000, 2002, 2003	2000	590,917	Sq. Ft.	93
Loan	13	Lynnwood Town Center	65.2%	53.9%	3105-3225 Alderwood Mall Boulevard	Lynnwood	Snohomish	WA	98036	1986	NAP	105,357	Sq. Ft.	184
Loan	14	Kona Crossroads(35)	66.7%	58.6%	75-1027 Henry Street	Kailua-Kona	Hawaii	HI	96740	1996	NAP	74,896	Sq. Ft.	241
Loan	15	Embassy Suites Denver	59.0%	50.5%	4444 Havana Street	Denver	Denver	CO	80239	1985	2013	210	Rooms	85,714
Loan	16	Troy Office Portfolio	67.0%	58.7%	4685 Investment Drive & 1441 West Long Lake Road	Troy	Oakland	MI	48098	1999, 2001	2013	185,173	Sq. Ft.	97
Loan	17	Malibu Vista	49.3%	49.3%	22761 Pacific Coast Highway	Malibu	Los Angeles	CA	90265	1980	2013	32,583	Sq. Ft.	552
Loan	18	Alvogen Pharma US(35)	66.3%	58.6%	6826 NY-12	Norwich	Chenango	NY	13815	1976	2016	385,000	Sq. Ft.	45
Loan	19	SG360 Portfolio(35)	66.0%	60.5%	Various	Various	Cook	IL	Various	Various	Various	437,533	Sq. Ft.	38
Property	19.01	Wheeling Facility			1351 Wheeling Road	Wheeling	Cook	IL	60090	1960	1974, 1976, 1991, 1994, 2009	245,038	Sq. Ft.	40
Property	19.02	Broadview Facility			1900 South 25th Avenue	Broadview	Cook	IL	60155	1958	1964, 1967	192,495	Sq. Ft.	35
Loan	20	33 Kings Highway	41.6%	34.1%	33 Kings Highway	Orangeburg	Rockland	NY	10962	1972, 1982	2014-2016	105,130	Sq. Ft.	143
Loan	21	Santa Monica Mini Storage	51.7%	41.4%	1620 14th Street	Santa Monica	Los Angeles	CA	90404	1923, 1985-1986	2016	56,580	Sq. Ft.	265
Loan	22	Embassy Suites Tempe(35)	62.8%	55.8%	4400 South Rural Road	Tempe	Maricopa	AZ	85282	1984	2008, 2012	224	Rooms	60,268
Loan	23	MacArthur Shopping Center	66.7%	54.3%	1111-1225 West Airport Freeway	Irving	Dallas	TX	75062	1983	2010, 2012-2013	124,220	Sq. Ft.	103
Loan	24	StorQuest Bradenton & Sarasota	67.7%	62.3%	Various	Various	Various	FL	Various	Various	NAP	182,268	Sq. Ft.	68
Property	24.01	StorQuest Bradenton			3805 East 53rd Avenue	Bradenton	Manatee	FL	34203	1993-1996	NAP	103,315	Sq. Ft.	74
Property	24.02	StorQuest Sarasota			5530 Pinkey Avenue	Sarasota	Sarasota	FL	34233	1982-1990	NAP	78,953	Sq. Ft.	60
Loan	25	Malibu Office	64.9%	61.9%	22809 Pacific Coast Highway	Malibu	Los Angeles	CA	90265	1989	2015-2016	18,643	Sq. Ft.	630
Loan	26	Del Amo - Torrance Medical	48.5%	48.5%	3565 Del Amo Boulevard	Torrance	Los Angeles	CA	90503	1987	2006	55,218	Sq. Ft.	203
Loan	27	Oak Brook Square	74.1%	60.8%	3192 Linden Road	Flint	Genesee	MI	48507	1985	NAP	152,073	Sq. Ft.	72
Loan	28	Villas at Palm Bay	72.3%	59.3%	1800 Mogra Circle Northeast	Palm Bay	Brevard	FL	32905	2007	NAP	160	Units	65,545
Loan	29	Roslyn Hotel	69.9%	57.2%	1221 Old Northern Boulevard	Roslyn	Nassau	NY	11576	1991	2014	77	Rooms	128,022
Loan	30	Watson Central Shopping Center	72.3%	59.2%	2191-2203 Watson Boulevard	Warner Robins	Houston	GA	31093	1989	NAP	227,956	Sq. Ft.	42
Loan	31	50 Bond Street	44.7%	44.7%	50 Bond Street	New York	New York	NY	10012	1896	2015	6,400	Sq. Ft.	1,328
Loan	32	Atrium Regency Apartments	74.7%	62.0%	5655 Glenmont Drive	Houston	Harris	TX	77081	1984	2004, 2013-2016	122	Units	68,103
Loan	33	Apache Plaza(35)	66.0%	53.9%	5105-5195 South Fort Apache Road	Las Vegas	Clark	NV	89148	2008	NAP	42,920	Sq. Ft.	186
Loan	34	The Atrium	75.0%	60.6%	324 Datura Street	West Palm Beach	Palm Beach	FL	33401	1950	2016	62,773	Sq. Ft.	119
Loan	35	Garden Lakes	65.1%	56.4%	10720 West Indian School Road	Phoenix	Maricopa	AZ	85037	1988	2015	88,077	Sq. Ft.	79
Loan	36	Extra Space Stone Mountain	56.9%	56.9%	5502 Memorial Drive	Stone Mountain	DeKalb	GA	30083	1988	1998	105,990	Sq. Ft.	66
Loan	37	5015 Shoreham Place	60.5%	60.5%	5015 Shoreham Place	San Diego	San Diego	CA	92122	1984	2015	25,600	Sq. Ft.	265
Loan	38	Shoppes at Garden	74.9%	61.2%	10800 North Military Trail	Palm Beach Gardens	Palm Beach	FL	33410	1970	2014-2016	34,192	Sq. Ft.	169
Loan	39	SSM Health HQ	49.2%	43.4%	10101 Woodfield Lane	Creve Coeur	St. Louis	MO	63132	1982	1999	82,742	Sq. Ft.	67
Loan	40	StorQuest Manhattan & Fair Oaks	60.1%	55.3%	Various	Tampa	Hillsborough	FL	33611	Various	NAP	91,904	Sq. Ft.	57
Property	40.01	StorQuest Manhattan			5002 South Manhattan Avenue	Tampa	Hillsborough	FL	33611	1986	NAP	55,200	Sq. Ft.	48
Property	40.02	StorQuest Fair Oaks			3820 West Fair Oaks Avenue	Tampa	Hillsborough	FL	33611	1962, 1997	NAP	36,704	Sq. Ft.	71
Loan	41	Sunny Plaza	74.9%	61.2%	9089-9091 North Military Trail	Palm Beach Gardens	Palm Beach	FL	33410	1986	2014-2016	33,306	Sq. Ft.	151
Loan	42	Champion Forest Self Storage	46.7%	46.7%	14850 Cutten Road	Houston	Harris	TX	77069	2003	NAP	60,083	Sq. Ft.	83
Loan	43	Massillon Citi Center	74.9%	62.2%	275 Lincoln Way	Massillon	Stark	OH	44647	1995	NAP	49,763	Sq. Ft.	98
Loan	44	Walgreens Loganville	66.4%	55.1%	4395 Atlanta Highway	Loganville	Walton	GA	30052	2006	NAP	14,490	Sq. Ft.	334
Loan	45	Amsdell Gateway Self Storage	70.2%	64.0%	4209 Alliance Gateway Freeway	Fort Worth	Tarrant	TX	76177	2002	NAP	49,085	Sq. Ft.	89
Loan	46	Walgreens Columbia	64.5%	53.0%	1202 South James Campbell Boulevard	Columbia	Maury	TN	38401	2003	NAP	13,650	Sq. Ft.	243
Loan	47	StorIt Prescott & Chino Valley	69.6%	60.0%	Various	Various	Yavapai	AZ	86301	Various	NAP	74,896	Sq. Ft.	43
Property	47.01	StorIt Chino Valley			1272 North Highway 89	Chino Valley	Yavapai	AZ	86323	1988, 1992	NAP	43,800	Sq. Ft.	41
Property	47.02	StorIt Prescott			730 6th Street	Prescott	Yavapai	AZ	86301	1986, 1990	NAP	31,096	Sq. Ft.	45

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Second Most	Second	Second	Second	Third Most	Third	Third
			Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent
Property Flag	ID	Property Name	(# of payments)(13)(14)(15)	Statements Date(23)	EGI ($)	Expenses($)	NOI($)	Statements Date(23)	EGI($)	Expenses($)	NOI($)	Statements Date(23)	EGI($)	Expenses($)
Loan	1	95 Morton Street(34)	L(25), D(31), O(4)	12/31/2016	11,321,670	4,750,275	6,571,395	12/31/2015	9,774,899	4,830,217	4,944,682	12/31/2014	10,126,443	4,772,189
Loan	2	Moffett Place Google(33)(34)	L(28), D(85), O(7)
Loan	3	Midwest Embassy Suites Portfolio	L(27), D(89), O(4)	T-12 2/28/2017	37,999,244	26,501,687	11,497,557	12/31/2016	37,975,135	26,555,401	11,419,734	12/31/2015	38,125,445	26,076,399
Property	3.01	Embassy Suites Columbus, Dublin		T-12 2/28/2017	14,174,330	9,636,568	4,537,762	12/31/2016	14,092,189	9,523,218	4,568,971	12/31/2015	14,166,383	9,532,304
Property	3.02	Embassy Suites Cleveland, Rockside		T-12 2/28/2017	12,220,111	9,093,866	3,126,245	12/31/2016	12,416,547	9,134,594	3,281,953	12/31/2015	12,607,877	8,857,160
Property	3.03	Embassy Suites Cincinnati, River Center		T-12 2/28/2017	11,604,803	7,771,253	3,833,550	12/31/2016	11,466,399	7,897,589	3,568,810	12/31/2015	11,351,185	7,686,935
Loan	4	Los Angeles Corporate Center	L(25), D(88), O(7)	12/31/2016	9,810,846	4,430,235	5,380,611	12/31/2015	8,739,060	4,262,541	4,476,519	12/31/2014	8,427,173	4,189,021
Loan	5	Hilton Hawaiian Village(33)	L(29), DorYM1(84), O(7)	T-12 9/30/2016	376,987,438	230,014,820	146,972,618	12/31/2015	366,791,222	223,381,851	143,409,371	12/31/2014	346,089,627	212,385,223
Loan	6	Uovo Art Storage(33)	L(27), D(89), O(4)	12/31/2016	8,842,355	2,882,846	5,959,509	12/31/2015	3,339,891	2,447,678	892,213
Loan	7	Key Center Cleveland(33)(34)	L(27), D(89), O(4)	12/31/2016	59,240,408	39,040,871	20,199,537	12/31/2015	63,246,960	39,795,936	23,451,024	12/31/2014	64,203,206	38,208,804
Loan	8	111 Livingston Street(33)	L(28), D(88), O(4)	T-12 9/30/2016	17,760,890	8,465,711	9,295,180	12/31/2015	17,507,058	8,444,503	9,062,555	12/31/2014	16,165,456	8,044,809
Loan	9	Marriott Spartanburg	L(28), D(88), O(4)	12/31/2016	14,309,561	10,423,745	3,885,816	12/31/2015	13,059,196	10,049,520	3,009,676	12/31/2014	12,309,370	9,520,385
Loan	10	260 West 36th Street	L(26), D(90), O(4)	12/31/2016	2,822,982	1,165,162	1,657,819	12/31/2015	2,623,126	1,071,149	1,551,977	12/31/2014	2,251,180	1,151,088
Loan	11	Gateway Plaza	L(26), D(90), O(4)	12/31/2016	2,497,372	707,175	1,790,197	12/31/2015	2,469,084	767,978	1,701,106	12/31/2014	2,525,214	892,449
Loan	12	Hamilton Crossing(33)	L(27), D(89), O(4)	12/31/2016	10,960,470	4,315,749	6,644,721	12/31/2015	10,573,515	4,015,499	6,558,016	12/31/2014	10,868,464	4,481,352
Loan	13	Lynnwood Town Center	L(27), D(89), O(4)	12/31/2016	2,015,061	460,637	1,554,424	12/31/2015	1,911,543	449,968	1,461,575	12/31/2014	1,686,774	412,218
Loan	14	Kona Crossroads(35)	L(35), D(81), O(4)	12/31/2016	2,070,432	924,223	1,146,209	12/31/2015	1,765,543	822,915	942,628	12/31/2014	1,744,599	829,078
Loan	15	Embassy Suites Denver	L(25), D(91), O(4)	12/31/2016	10,495,758	7,542,789	2,952,969	12/31/2015	10,360,692	7,611,401	2,749,291	12/31/2014	9,456,615	7,265,047
Loan	16	Troy Office Portfolio	L(25), D(90), O(5)	12/31/2016	2,729,207	796,470	1,932,737	12/31/2015	2,909,608	820,524	2,089,084	12/31/2014	2,881,215	824,314
Loan	17	Malibu Vista	L(24), D(92), O(4)	12/31/2016	1,915,999	406,247	1,509,752	12/31/2015	2,115,442	425,958	1,689,484	12/31/2014	2,649,208	419,818
Loan	18	Alvogen Pharma US(35)	L(25), YM1(89), O(6)
Loan	19	SG360 Portfolio(35)	L(25), YM1(90), O(5)
Property	19.01	Wheeling Facility
Property	19.02	Broadview Facility
Loan	20	33 Kings Highway	L(25), D(91), O(4)	T-3 2/28/2017	2,471,250	878,386	1,592,864	T-6 2/28/2017	2,329,540	809,920	1,519,620	12/31/2016	1,863,763	782,995
Loan	21	Santa Monica Mini Storage	L(25), D(91), O(4)	T-12 1/31/2017	2,247,073	682,424	1,564,649	12/31/2016	2,245,586	687,499	1,558,087	12/31/2015	2,167,064	611,288
Loan	22	Embassy Suites Tempe(35)	L(28), D(88), O(4)	T-12 10/31/2016	10,116,545	7,722,916	2,393,629	12/31/2015	9,593,612	7,536,497	2,057,115	12/31/2014	9,296,015	7,745,317
Loan	23	MacArthur Shopping Center	L(25), D(90), O(5)	12/31/2016	1,920,874	658,478	1,262,396	12/31/2015	1,801,510	579,039	1,222,471	12/31/2014	1,716,004	591,526
Loan	24	StorQuest Bradenton & Sarasota	L(25), D(91), O(4)	T-12 1/31/2017	1,717,350	544,133	1,173,218	12/31/2016	1,709,767	551,920	1,157,847	12/31/2015	1,629,405	521,636
Property	24.01	StorQuest Bradenton		T-12 1/31/2017	1,031,487	309,081	722,406	12/31/2016	1,023,610	314,775	708,835	12/31/2015	992,679	302,777
Property	24.02	StorQuest Sarasota		T-12 1/31/2017	685,863	235,051	450,812	12/31/2016	686,157	237,145	449,012	12/31/2015	636,726	218,859
Loan	25	Malibu Office	L(24), D(92), O(4)
Loan	26	Del Amo - Torrance Medical	L(24), D(92), O(4)	12/31/2016	1,353,000	33,885	1,319,115	12/31/2015	1,353,000	11,583	1,341,417	12/31/2014	1,344,550	10,175
Loan	27	Oak Brook Square	L(26), D(87), O(7)	T-12 11/30/2016	1,952,508	605,115	1,347,393	12/31/2015	1,897,663	573,999	1,323,664	12/31/2014	2,004,401	520,994
Loan	28	Villas at Palm Bay	L(25), D(91), O(4)	12/31/2016	1,660,444	785,516	874,928	12/31/2015	1,630,102	750,397	879,705	12/31/2014	1,271,509	860,841
Loan	29	Roslyn Hotel	L(25), D(90), O(5)	12/31/2016	3,664,673	2,431,435	1,233,238	12/31/2015	3,711,006	2,631,955	1,079,051	12/31/2014	3,301,742	2,798,870
Loan	30	Watson Central Shopping Center	L(25), D(91), O(4)	12/31/2016	1,178,668	200,669	977,999	12/31/2015	1,003,534	268,395	735,139	12/31/2014	911,206	286,297
Loan	31	50 Bond Street	L(25), D(89), O(6)	12/31/2016	781,452	75,391	706,060
Loan	32	Atrium Regency Apartments	L(28), D(88), O(4)	T-12 2/28/2017	1,340,498	565,557	774,942	12/31/2015	1,176,035	590,151	585,884	12/31/2014	995,606	502,291
Loan	33	Apache Plaza(35)	L(25), D(91), O(4)	12/31/2016	819,315	184,762	634,552	12/31/2015	618,782	182,290	436,492	12/31/2014	735,317	151,461
Loan	34	The Atrium	L(24), D(92), O(4)	T-12 1/31/2017	682,155	419,998	262,157	12/31/2015	439,251	326,245	113,006
Loan	35	Garden Lakes	L(25), D(90), O(5)	12/31/2016	925,195	352,555	572,641	12/31/2015	945,812	352,723	593,090	12/31/2014	944,461	387,484
Loan	36	Extra Space Stone Mountain	L(26), D(90), O(4)	12/31/2016	1,272,643	459,180	813,463	12/31/2015	1,099,917	465,660	634,257	12/31/2014	996,475	369,240
Loan	37	5015 Shoreham Place	L(25), D(92), O(3)	T-12 2/28/2017	582,681	143,142	439,539	12/31/2016	488,882	145,475	343,407
Loan	38	Shoppes at Garden	L(25), D(91), O(4)	T-12 1/31/2017	823,219	225,174	598,045	12/31/2015	650,854	230,316	420,538	12/31/2014	679,947	267,868
Loan	39	SSM Health HQ	L(25), D(91), O(4)	12/31/2016	1,533,932	811,755	722,177	12/31/2015	1,242,220	754,879	487,341
Loan	40	StorQuest Manhattan & Fair Oaks	L(25), D(91), O(4)	T-12 2/28/2017	977,884	452,251	525,633	12/31/2016	965,842	446,015	519,827	12/31/2015	962,421	404,096
Property	40.01	StorQuest Manhattan		T-12 2/28/2017	516,056	217,559	298,497	12/31/2016	509,321	211,137	298,184	12/31/2015	539,097	213,698
Property	40.02	StorQuest Fair Oaks		T-12 2/28/2017	461,828	234,692	227,136	12/31/2016	456,521	234,878	221,643	12/31/2015	423,324	190,398
Loan	41	Sunny Plaza	L(25), D(91), O(4)	T-12 1/31/2017	610,554	181,594	428,961	12/31/2015	467,097	195,318	271,780	12/31/2014	416,969	179,149
Loan	42	Champion Forest Self Storage	L(25), YM1(91), O(4)	T-12 1/31/2017	1,037,719	396,878	640,840	12/31/2016	1,037,450	398,096	639,354	12/31/2015	1,057,504	376,100
Loan	43	Massillon Citi Center	L(25), D(92), O(3)	12/31/2016	722,504	231,494	491,009	12/31/2015	619,304	174,661	444,643
Loan	44	Walgreens Loganville	L(25), D(91), O(4)
Loan	45	Amsdell Gateway Self Storage	L(25), D(91), O(4)	12/31/2016	596,739	226,118	370,621	12/31/2015	552,057	227,838	324,219	12/31/2014	489,962	227,641
Loan	46	Walgreens Columbia	L(25), D(91), O(4)	12/31/2016	326,000		326,000	12/31/2015	326,000		326,000	12/31/2014	326,000
Loan	47	StorIt Prescott & Chino Valley	L(25), D(92), O(3)	12/31/2016	541,483	184,462	357,021	12/31/2015	477,600	180,311	297,289	12/31/2014	439,746	166,105
Property	47.01	StorIt Chino Valley		12/31/2016	263,786	94,275	169,511	12/31/2015	238,125	88,965	149,160	12/31/2014	210,434	84,483
Property	47.02	StorIt Prescott		12/31/2016	277,697	90,187	187,510	12/31/2015	239,475	91,346	148,129	12/31/2014	229,312	81,622

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third
			Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Property Flag	ID	Property Name	NOI($)	Debt Yield(10)(11)(12)	Debt Yield(10)(11)(12)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(16)	Expiration(17)
Loan	1	95 Morton Street(34)	5,354,254	10.7%	10.1%	14,616,591	14,960,899	4,820,807	10,140,092	43,417	474,930	9,621,746	Fee Simple	NAP
Loan	2	Moffett Place Google(33)(34)		8.3%	8.3%	16,326,766	17,818,954	2,382,878	15,436,076	62,870		15,373,206	Fee Simple	NAP
Loan	3	Midwest Embassy Suites Portfolio	12,049,046	15.9%	13.5%	28,392,875	38,028,216	27,705,251	10,322,965	1,521,129		8,801,837	Fee Simple / Leasehold	Various
Property	3.01	Embassy Suites Columbus, Dublin	4,634,079			10,549,815	14,397,710	10,469,178	3,928,532	575,908		3,352,623	Fee Simple	NAP
Property	3.02	Embassy Suites Cleveland, Rockside	3,750,717			8,313,078	12,195,857	9,384,474	2,811,383	487,834		2,323,548	Fee Simple	NAP
Property	3.03	Embassy Suites Cincinnati, River Center	3,664,250			9,529,982	11,434,650	7,851,599	3,583,051	457,386		3,125,665	Leasehold	06/30/2040
Loan	4	Los Angeles Corporate Center	4,238,152	11.8%	10.5%	11,302,708	11,427,600	4,520,017	6,907,583	78,979	669,584	6,159,020	Fee Simple	NAP
Loan	5	Hilton Hawaiian Village(33)	133,704,404	21.2%	19.0%	247,034,700	374,437,742	226,873,258	147,564,484	14,977,510		132,586,975	Fee Simple / Leasehold	07/31/2035
Loan	6	Uovo Art Storage(33)		9.8%	9.8%	15,435,829	11,241,398	2,760,281	8,481,117	29,476		8,451,641	Fee Simple	NAP
Loan	7	Key Center Cleveland(33)(34)	25,994,402	12.8%	11.5%	63,701,794	67,329,103	39,219,780	28,109,323	1,456,034	1,326,153	25,327,136	Fee Simple / Leasehold	12/31/2059
Loan	8	111 Livingston Street(33)	8,120,648	8.1%	7.5%	17,952,721	18,801,753	9,038,441	9,763,312	86,800	710,011	8,966,501	Fee Simple	NAP
Loan	9	Marriott Spartanburg	2,788,985	16.3%	13.3%	9,933,253	14,282,216	10,395,028	3,887,188	714,111		3,173,077	Leasehold	01/13/2061
Loan	10	260 West 36th Street	1,100,092	8.7%	8.3%	3,120,689	3,175,256	1,131,537	2,043,719	17,029	85,145	1,941,545	Fee Simple	NAP
Loan	11	Gateway Plaza	1,632,765	8.8%	8.4%	2,149,945	2,572,765	714,967	1,857,798	25,067	63,228	1,769,503	Fee Simple	NAP
Loan	12	Hamilton Crossing(33)	6,387,112	12.1%	10.7%	10,483,113	10,973,297	4,339,847	6,633,451	124,093	606,278	5,903,080	Fee Simple	NAP
Loan	13	Lynnwood Town Center	1,274,556	9.2%	8.6%	1,877,490	2,262,893	472,381	1,790,512	15,804	110,625	1,664,084	Fee Simple	NAP
Loan	14	Kona Crossroads(35)	915,521	8.9%	8.3%	1,950,510	2,554,603	949,697	1,604,906	14,979	93,594	1,496,333	Leasehold	03/01/2056
Loan	15	Embassy Suites Denver	2,191,568	17.3%	15.0%	8,743,034	10,471,804	7,353,597	3,118,207	418,872		2,699,335	Fee Simple	NAP
Loan	16	Troy Office Portfolio	2,056,901	12.5%	10.6%	3,156,985	3,140,217	884,712	2,255,505	46,293	297,755	1,911,457	Fee Simple	NAP
Loan	17	Malibu Vista	2,229,390	9.8%	9.0%	2,055,964	2,176,263	416,449	1,759,814	13,685	117,415	1,628,714	Fee Simple	NAP
Loan	18	Alvogen Pharma US(35)		10.7%	10.3%	1,994,001	2,697,942	845,938	1,852,004	57,750		1,794,254	Fee Simple / Leasehold	02/29/2032
Loan	19	SG360 Portfolio(35)		10.0%	10.0%	1,785,000	1,695,750	50,873	1,644,877			1,644,877	Fee Simple	NAP
Property	19.01	Wheeling Facility				1,107,610	1,052,229	31,567	1,020,662			1,020,662	Fee Simple	NAP
Property	19.02	Broadview Facility				677,390	643,521	19,306	624,215			624,215	Fee Simple	NAP
Loan	20	33 Kings Highway	1,080,768	12.3%	12.2%	4,738,107	2,663,300	825,606	1,837,694	15,770		1,821,925	Fee Simple	NAP
Loan	21	Santa Monica Mini Storage	1,555,776	10.5%	10.4%	2,459,100	2,247,073	681,313	1,565,760	13,579		1,552,181	Fee Simple	NAP
Loan	22	Embassy Suites Tempe(35)	1,550,698	17.6%	14.6%	8,221,137	10,088,904	7,707,776	2,381,128	403,556		1,977,572	Fee Simple	NAP
Loan	23	MacArthur Shopping Center	1,124,478	10.1%	9.0%	1,461,563	1,981,156	694,666	1,286,490	33,539	106,138	1,146,813	Fee Simple	NAP
Loan	24	StorQuest Bradenton & Sarasota	1,107,769	8.8%	8.7%	2,109,141	1,717,350	630,500	1,086,850	18,227		1,068,623	Fee Simple	NAP
Property	24.01	StorQuest Bradenton	689,902			1,306,860	1,031,487	354,247	677,240	10,332		666,909	Fee Simple	NAP
Property	24.02	StorQuest Sarasota	417,867			802,281	685,863	276,254	409,609	7,895		401,714	Fee Simple	NAP
Loan	25	Malibu Office		8.3%	8.0%	979,317	1,275,297	299,861	975,435	3,729	27,964	943,742	Fee Simple	NAP
Loan	26	Del Amo - Torrance Medical	1,334,375	12.9%	12.8%	1,524,017	1,490,290	44,709	1,445,581	11,044		1,434,537	Fee Simple	NAP
Loan	27	Oak Brook Square	1,483,407	12.3%	11.2%	1,554,252	1,934,722	592,963	1,341,759	22,811	95,218	1,223,730	Fee Simple	NAP
Loan	28	Villas at Palm Bay	410,668	9.0%	8.7%	1,669,524	1,709,477	760,704	948,772	40,000		908,772	Fee Simple	NAP
Loan	29	Roslyn Hotel	502,872	12.2%	10.6%	3,526,502	3,786,581	2,585,386	1,201,195	151,463		1,049,732	Fee Simple	NAP
Loan	30	Watson Central Shopping Center	624,909	13.1%	11.8%	1,755,063	1,615,983	350,122	1,265,861	34,193	90,000	1,141,667	Fee Simple	NAP
Loan	31	50 Bond Street		9.4%	9.2%	901,765	879,303	81,113	798,190	960	12,800	784,430	Fee Simple	NAP
Loan	32	Atrium Regency Apartments	493,315	9.6%	9.3%	1,427,880	1,393,345	594,137	799,208	24,400		774,808	Fee Simple	NAP
Loan	33	Apache Plaza(35)	583,856	10.6%	10.3%	1,041,654	1,050,270	202,346	847,924	6,438	21,066	820,420	Fee Simple	NAP
Loan	34	The Atrium		10.0%	9.1%	1,295,541	1,208,880	458,317	750,563	12,555	52,773	685,235	Fee Simple	NAP
Loan	35	Garden Lakes	556,977	10.7%	9.2%	983,015	1,126,618	375,619	751,000	17,615	88,077	645,307	Fee Simple	NAP
Loan	36	Extra Space Stone Mountain	627,235	11.2%	11.1%	1,344,580	1,272,643	486,876	785,767	10,599		775,168	Fee Simple	NAP
Loan	37	5015 Shoreham Place		10.7%	9.9%	778,410	976,409	249,389	727,020	16,640	38,401	671,979	Fee Simple	NAP
Loan	38	Shoppes at Garden	412,079	11.3%	10.5%	839,968	890,899	239,885	651,014	6,838	36,744	607,431	Fee Simple	NAP
Loan	39	SSM Health HQ		12.5%	12.3%	1,448,998	1,526,793	830,302	696,490	13,239		683,252	Fee Simple	NAP
Loan	40	StorQuest Manhattan & Fair Oaks	558,325	9.1%	8.9%	1,138,121	977,884	500,765	477,119	9,190		467,929	Fee Simple	NAP
Property	40.01	StorQuest Manhattan	325,399			603,065	516,056	250,218	265,838	5,520		260,318	Fee Simple	NAP
Property	40.02	StorQuest Fair Oaks	232,926			535,056	461,828	250,547	211,281	3,670		207,611	Fee Simple	NAP
Loan	41	Sunny Plaza	237,820	9.9%	9.0%	727,076	692,741	194,109	498,631	8,993	36,068	453,570	Fee Simple	NAP
Loan	42	Champion Forest Self Storage	681,404	12.5%	12.4%	1,183,770	1,037,719	413,472	624,247	6,008		618,239	Fee Simple	NAP
Loan	43	Massillon Citi Center		10.4%	9.3%	607,979	744,163	237,685	506,479	16,422	39,273	450,783	Fee Simple	NAP
Loan	44	Walgreens Loganville		8.2%	8.2%	420,000	409,500	11,970	397,530	1,449		396,081	Fee Simple	NAP
Loan	45	Amsdell Gateway Self Storage	262,321	8.5%	8.4%	584,652	592,338	227,002	365,335	4,909		360,427	Fee Simple	NAP
Loan	46	Walgreens Columbia	326,000	9.6%	9.6%	326,000	327,860	9,836	318,024			318,024	Fee Simple	NAP
Loan	47	StorIt Prescott & Chino Valley	273,641	11.2%	11.0%	621,888	541,483	183,976	357,507	7,490		350,017	Fee Simple	NAP
Property	47.01	StorIt Chino Valley	125,951			315,672	263,786	92,054	171,732	4,380		167,352	Fee Simple	NAP
Property	47.02	StorIt Prescott	147,690			306,216	277,697	91,922	185,775	3,110		182,665	Fee Simple	NAP

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Ground Lease			Lease			Lease			Lease
Property Flag	ID	Property Name	Extension Terms(17)	Largest Tenant(19)(20)(21)(22)	SF	Expiration	2nd Largest Tenant(18)(19)(21)(22)	SF	Expiration	3rd Largest Tenant(19)(21)(22)	SF	Expiration	4th Largest Tenant(19)(21)(22)	SF
Loan	1	95 Morton Street(34)	None	PayPal	120,800	10/31/2027	Integral Ad Science	50,264	03/31/2027	VSA Partners	25,080	04/30/2026	Xerox	20,940
Loan	2	Moffett Place Google(33)(34)	None	Google Inc.	314,352	11/30/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Midwest Embassy Suites Portfolio	Various
Property	3.01	Embassy Suites Columbus, Dublin	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.02	Embassy Suites Cleveland, Rockside	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.03	Embassy Suites Cincinnati, River Center	Four, 25-year options	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Los Angeles Corporate Center	None	State Compensation Insurance Fund	83,021	03/15/2023	Department of Social Services	58,207	09/30/2024	SynerMed	57,960	09/30/2022	County of Los Angeles Fire Department	37,132
Loan	5	Hilton Hawaiian Village(33)	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	Uovo Art Storage(33)	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	Key Center Cleveland(33)(34)	1, 34-year option	KeyBank National Association	477,781	06/30/2030	Squire Patton Boggs	150,890	04/30/2022	Forest City	147,795	03/31/2033	Thompson Hine LLP	125,120
Loan	8	111 Livingston Street(33)	None	NYS Office of Assistance	121,545	05/31/2020	The Legal Aid Society	111,900	10/31/2037	NYS Workers Comp	50,225	01/31/2019	City University of NY	45,000
Loan	9	Marriott Spartanburg	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	260 West 36th Street	None	David Wolfson & Associates	7,500	08/31/2017	Riazee Boutique, Inc.	7,500	10/31/2017	Quick fusing Inc.	6,900	MTM	Bestcare, Inc.	5,000
Loan	11	Gateway Plaza	None	Food 4 Less Store	47,188	02/28/2027	General Discount	20,455	01/31/2022	Milestones Family Learning Ctr.	8,231	09/30/2019	Wells Fargo Bank, N.A.	7,027
Loan	12	Hamilton Crossing(33)	None	ADESA Corporation	177,842	07/31/2019	American Specialty Health Inc.	82,001	12/31/2024	Byrider Franchising, LLC	70,320	02/29/2024	Middle Star	32,694
Loan	13	Lynnwood Town Center	None	Marshall’s	25,000	01/31/2022	Michael’s Stores, Inc	25,000	01/31/2021	Performance Bicycle Shop	6,507	09/30/2017	Clubhouse Golf Center, LLC	5,100
Loan	14	Kona Crossroads(35)	Three, 10-year options	Safeway	46,130	02/28/2026	AutoZone	8,049	07/31/2026	Denny’s Kona Inc	4,998	05/31/2038	Island Heart Care	3,115
Loan	15	Embassy Suites Denver	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Troy Office Portfolio	None	Continental Automotive Systems	77,054	12/31/2023	The Travelers Indemnity Company	28,077	06/30/2019	Rockwell Automation, Inc	24,562	01/31/2019	Integrated Design Solutions, LLC	18,903
Loan	17	Malibu Vista	None	Dun & Bradstreet Emerging Businesses Corp.	32,583	08/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Alvogen Pharma US(35)	None	Norwich Pharmaceuticals, Inc.	385,000	12/21/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	SG360 Portfolio(35)	None
Property	19.01	Wheeling Facility	None	The Segerdahl Corporation	245,038	02/06/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	19.02	Broadview Facility	None	The Segerdahl Corporation	192,495	02/06/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	33 Kings Highway	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Santa Monica Mini Storage	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Embassy Suites Tempe(35)	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	MacArthur Shopping Center	None	Fiesta Mart	42,827	12/31/2019	LIBIR, LLC dba Liberty Dialysis	7,629	12/31/2020	Women, Infants and Children (WIC)	6,854	08/31/2019	Physicians for Children	5,297
Loan	24	StorQuest Bradenton & Sarasota	None
Property	24.01	StorQuest Bradenton	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.02	StorQuest Sarasota	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Malibu Office	None	Regus	18,643	10/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Del Amo - Torrance Medical	None	DaVita Medical Administrative Services, LLC	55,218	03/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Oak Brook Square	None	Hobby Lobby	54,744	10/31/2023	TJ Maxx	25,000	01/31/2025	Dollar Tree	10,200	07/31/2022	Shoe Carnival	9,467
Loan	28	Villas at Palm Bay	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Roslyn Hotel	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Watson Central Shopping Center	None	Food Depot	45,000	11/30/2022	Big Lots	41,980	08/29/2019	Bargain Hunt	35,862	04/30/2023	CitiTrends	17,664
Loan	31	50 Bond Street	None	Lululemon	6,400	01/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Atrium Regency Apartments	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Apache Plaza(35)	None	Go Wireless Premium	4,203	03/31/2021	Streets of New York Pizza	3,000	05/31/2019	Mattress Pro Superstore	2,939	04/30/2019	Lunar One, LLC dba Squeeze In	2,428
Loan	34	The Atrium	None	Global Sticks Express, LLC	10,447	12/31/2023	Verified Number, LLC	5,945	03/31/2019	Elite Stor Asset Management, LLC	5,544	11/30/2018	Legends of Xscape	4,196
Loan	35	Garden Lakes	None	Savers	35,534	12/31/2022	Dollar General Store	8,450	12/31/2021	Guardian Angels Preschool	5,278	02/28/2021	Next Level Development	4,225
Loan	36	Extra Space Stone Mountain	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	5015 Shoreham Place	None	loanDepot.com, LLC	13,950	04/30/2023	SAC Wireless, LLC	11,650	08/31/2020	NAP	NAP	NAP	NAP	NAP
Loan	38	Shoppes at Garden	None	Crossroads Market and Deli	2,700	06/30/2020	Morning Coffee, LLC	2,563	01/15/2019	George Ryan & Company Salon & Day Spa, Inc.	2,273	01/31/2020	PB Gardens Drugs LLC	2,142
Loan	39	SSM Health HQ	None	SSM Health	82,742	12/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	StorQuest Manhattan & Fair Oaks	None
Property	40.01	StorQuest Manhattan	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	40.02	StorQuest Fair Oaks	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Sunny Plaza	None	Prep Obsessed, LLC	4,787	04/30/2018	Community TV	3,008	04/30/2018	Forever Fitness Studio, LLC	2,487	07/14/2022	Papa Chiropractic	2,128
Loan	42	Champion Forest Self Storage	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Massillon Citi Center	None	Dollar Tree	10,704	01/31/2023	Buffalo Wild Wings	6,926	10/31/2022	Bob Evans	4,800	08/31/2020	Rockne’s Pub	4,557
Loan	44	Walgreens Loganville	None	Walgreens	14,490	07/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	Amsdell Gateway Self Storage	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Walgreens Columbia	None	Walgreens	13,650	09/30/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	StorIt Prescott & Chino Valley	None
Property	47.01	StorIt Chino Valley	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	47.02	StorIt Prescott	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
			Lease			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax
Property Flag	ID	Property Name	Expiration	5th Largest Tenant(21)	SF	Expiration	Occupancy(4)	As-of Date	Reserves($)(25)	Reserves ($)(26)(27)(28)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves ($)(25)	Reserves ($)(26)(28)
Loan	1	95 Morton Street(34)	09/15/2020	NAP	NAP	NAP	100.0%	02/15/2017		3,618			1,193,540	238,708
Loan	2	Moffett Place Google(33)(34)	NAP	NAP	NAP	NAP	100.0%	05/06/2017			12,312,957		253,015	84,338
Loan	3	Midwest Embassy Suites Portfolio					72.0%	02/28/2017		Springing			100,000	123,073
Property	3.01	Embassy Suites Columbus, Dublin	NAP	NAP	NAP	NAP	74.9%	02/28/2017
Property	3.02	Embassy Suites Cleveland, Rockside	NAP	NAP	NAP	NAP	67.6%	02/28/2017
Property	3.03	Embassy Suites Cincinnati, River Center	NAP	NAP	NAP	NAP	73.6%	02/28/2017
Loan	4	Los Angeles Corporate Center	03/31/2027	AT&T Services, Inc.	26,619	03/31/2018	93.2%	02/06/2017		6,582		54,298		91,347
Loan	5	Hilton Hawaiian Village(33)	NAP	NAP	NAP	NAP	94.6%	12/31/2016		Springing				Springing
Loan	6	Uovo Art Storage(33)	NAP	NAP	NAP	NAP	83.9%	01/10/2017		2,456			29,711	14,855
Loan	7	Key Center Cleveland(33)(34)	09/30/2029	Baker Hostetler LLP	115,615	10/31/2031	Various	Various	20,262,985	29,284		110,513	1,540,363	770,181
Loan	8	111 Livingston Street(33)	08/31/2017	Brooklyn Law School	41,000	01/31/2032	97.6%	11/01/2016		7,233		36,167	296,183	296,183
Loan	9	Marriott Spartanburg	NAP	NAP	NAP	NAP	78.5%	12/31/2016		An amount equal to 1/12 of 5.0% of the greater of (a) gross revenues in the preceding calendar year or (b) the projected gross revenues for the current calendar year according to the most recently submitted annual budget			24,913	24,913
Loan	10	260 West 36th Street	04/30/2018	Wear Abouts Apparel, Inc.	4,275	07/31/2019	96.8%	01/31/2017		1,419		7,095	119,310	39,770
Loan	11	Gateway Plaza	03/31/2025	DaVita Inc.	7,000	09/07/2019	94.2%	03/01/2017		2,653		7,917		22,324
Loan	12	Hamilton Crossing(33)	12/31/2023	Baker Hill Solutions LLC	29,989	07/31/2018	88.8%	Various		10,341	500,000	49,243	366,426	91,607
Loan	13	Lynnwood Town Center	01/31/2019	Comcast	4,221	12/31/2019	97.2%	02/01/2017	276,563	1,317		9,219	99,835	19,967
Loan	14	Kona Crossroads(35)	04/30/2021	Sakura Japanese Restaurant	2,192	10/31/2023	97.6%	12/31/2016		1,249	901,645	7,561	57,978	15,157
Loan	15	Embassy Suites Denver	NAP	NAP	NAP	NAP	80.0%	12/31/2016		The greater of (i) 4.0% of the actual rents for the 2nd prior month and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work			116,644	24,174
Loan	16	Troy Office Portfolio	09/30/2023	Ameriprise Holdings, Inc	11,814	12/31/2017	99.7%	04/01/2017		3,858		15,431	264,912	28,879
Loan	17	Malibu Vista	NAP	NAP	NAP	NAP	100.0%	05/06/2017		Springing		Springing		Springing
Loan	18	Alvogen Pharma US(35)	NAP	NAP	NAP	NAP	100.0%	05/06/2017		Springing				Springing
Loan	19	SG360 Portfolio(35)					100.0%	05/06/2017		Springing				Springing
Property	19.01	Wheeling Facility	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	19.02	Broadview Facility	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	20	33 Kings Highway	NAP	NAP	NAP	NAP	54.4%	02/28/2017		1,314			151,492	23,089
Loan	21	Santa Monica Mini Storage	NAP	NAP	NAP	NAP	94.1%	03/01/2017		Springing			71,257	14,251
Loan	22	Embassy Suites Tempe(35)	NAP	NAP	NAP	NAP	81.9%	10/31/2016		Springing			73,044	24,348
Loan	23	MacArthur Shopping Center	01/31/2020	Rincon Latino Restaurant	4,964	12/31/2020	97.9%	03/31/2017		2,795		11,904	86,174	28,725
Loan	24	StorQuest Bradenton & Sarasota					86.5%	01/31/2017		1,519			13,276	13,276
Property	24.01	StorQuest Bradenton	NAP	NAP	NAP	NAP	80.3%	01/31/2017
Property	24.02	StorQuest Sarasota	NAP	NAP	NAP	NAP	88.1%	01/31/2017
Loan	25	Malibu Office	NAP	NAP	NAP	NAP	100.0%	05/06/2017		311	272,411		11,538	11,538
Loan	26	Del Amo - Torrance Medical	NAP	NAP	NAP	NAP	100.0%	05/06/2017		Springing		6,902		Springing
Loan	27	Oak Brook Square	01/31/2024	Dress Barn	8,004	12/31/2017	92.8%	01/31/2017		1,901		7,917	48,975	13,813
Loan	28	Villas at Palm Bay	NAP	NAP	NAP	NAP	98.8%	03/31/2017		3,333			78,590	13,098
Loan	29	Roslyn Hotel	NAP	NAP	NAP	NAP	67.7%	12/31/2016		The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work			45,388	31,990
Loan	30	Watson Central Shopping Center	05/31/2019	Harbor Freight Tools	15,249	08/31/2026	96.9%	02/13/2017		2,849		9,898	48,056	9,611
Loan	31	50 Bond Street	NAP	NAP	NAP	NAP	100.0%	05/06/2017		80			5,352	2,676
Loan	32	Atrium Regency Apartments	NAP	NAP	NAP	NAP	95.1%	02/28/2017	150,000	3,050				11,407
Loan	33	Apache Plaza(35)	06/30/2021	Kaffe Live, LLC	2,010	01/31/2022	88.2%	04/04/2017		537	240,000	3,756	7,512	3,756
Loan	34	The Atrium	06/30/2017	Slusher, Yellin & Rosenblum	3,805	06/30/2019	88.6%	01/05/2017		1,046	100,000	5,231	66,336	11,056
Loan	35	Garden Lakes	08/30/2021	Iglesia Christiana Linaje Escongido	3,322	08/31/2019	89.6%	04/01/2017		1,468		7,340	25,594	12,797
Loan	36	Extra Space Stone Mountain	NAP	NAP	NAP	NAP	95.8%	01/23/2017		883			67,994	13,599
Loan	37	5015 Shoreham Place	NAP	NAP	NAP	NAP	100.0%	02/28/2017		1,387		2,133	17,572	4,393
Loan	38	Shoppes at Garden	01/31/2019	Italian-American Society, Inc.	2,050	05/31/2021	95.0%	02/14/2017		570	25,000	3,270	37,914	7,583
Loan	39	SSM Health HQ	NAP	NAP	NAP	NAP	100.0%	05/06/2017	90,758	1,103		Springing	68,954	17,239
Loan	40	StorQuest Manhattan & Fair Oaks					91.1%	12/31/2016		766			50,256	7,179
Property	40.01	StorQuest Manhattan	NAP	NAP	NAP	NAP	91.7%	12/31/2016
Property	40.02	StorQuest Fair Oaks	NAP	NAP	NAP	NAP	90.1%	12/31/2016
Loan	41	Sunny Plaza	12/31/2017	Karina Nail Nook, LLC	1,872	05/31/2019	100.0%	02/14/2017		749	25,000	3,214	38,291	7,658
Loan	42	Champion Forest Self Storage	NAP	NAP	NAP	NAP	83.0%	02/20/2017		501			58,760	14,690
Loan	43	Massillon Citi Center	12/31/2021	Menches Brothers Restaurant	4,346	03/31/2022	96.4%	03/01/2017	36,000	2,903		4,147	36,557	12,186
Loan	44	Walgreens Loganville	NAP	NAP	NAP	NAP	100.0%	05/06/2017		121				Springing
Loan	45	Amsdell Gateway Self Storage	NAP	NAP	NAP	NAP	85.6%	01/05/2017		409			19,200	4,800
Loan	46	Walgreens Columbia	NAP	NAP	NAP	NAP	100.0%	05/06/2017		Springing		Springing		Springing
Loan	47	StorIt Prescott & Chino Valley					95.4%	Various		624			9,139	3,046
Property	47.01	StorIt Chino Valley	NAP	NAP	NAP	NAP	94.9%	02/22/2017
Property	47.02	StorIt Prescott	NAP	NAP	NAP	NAP	96.1%	01/18/2017

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront	Upfront	Monthly	Other	Environmental						Existing		Future Debt
			Insurance	Insurance	Engineering	Other	Other	Reserves	Report	Engineering	Loan				Additional Debt		Permitted
Property Flag	ID	Property Name	Reserves($)(25)	Reserves ($)(26)(28)	Reserve($)(25)	Reserve(25)(29)	Reserves ($)(26)(28)	Description(29)	Date(30)(31)	Report Date	Purpose	Sponsor(24)	Guarantor(32)	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	1	95 Morton Street(34)		Springing		12,175,629		Unfunded Obligations Reserve (Upfront: 12,175,629)	03/03/2017	03/03/2017	Acquisition	Aby Rosen; Michael Fuchs	Aby Rosen; Michael Fuchs	NAP	77,000,000	Mezzanine Debt	NAP
Loan	2	Moffett Place Google(33)(34)		Springing		17,051,831	Springing	Free Rent Reserve (Upfront: 17,051,831); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Low Debt Service Reserve (Monthly: Springing)	12/01/2016	12/02/2016	Refinance	Joseph K. Paul (A/K/A Jay Paul), Jay Paul Revocable Living Trust Dated November 9, 1999, As Amended and Restated On March 19, 2010 and As Further Amended From Time To Time and Paul Guarantor LLC	Joseph K. Paul (A/K/A Jay Paul), Jay Paul Revocable Living Trust Dated November 9, 1999, As Amended and Restated On March 19, 2010 and As Further Amended From Time To Time and Paul Guarantor LLC	NAP	150,000,000	$110,000,000 Pari Passu Debt; $40,000,000 Mezzanine Debt	NAP
Loan	3	Midwest Embassy Suites Portfolio		Springing		6,875,667	21,167	PIP Reserve: (Upfront: 6,750,000); Ground Rent Reserve: (Upfront:125,667; Monthly: 21,167 )			Acquisition	American Hotel Income Properties REIT Inc.	American Hotel Income Properties REIT Inc.	JPMCC 2013-FL3; CDGJ 2014-BXCH		None	NAP
Property	3.01	Embassy Suites Columbus, Dublin							11/18/2016	11/18/2016
Property	3.02	Embassy Suites Cleveland, Rockside							11/18/2016	11/23/2016
Property	3.03	Embassy Suites Cincinnati, River Center							11/21/2016	11/18/2016
Loan	4	Los Angeles Corporate Center	11,267	5,633	373,520	6,373,345	Springing	Unfunded Obligations Reserve (Upfront: 5,286,382); Free Rent Reserve (Upfront: 1,086,963); Fire Department Reserve (Springing Monthly: Excess Cash Flow); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	10/31/2016	11/07/2016	Acquisition	Benjamin Nazarian; Neil Kadisha	Benjamin Nazarian; Neil Kadisha	NAP		None	NAP
Loan	5	Hilton Hawaiian Village(33)		Springing					10/17/2016	10/17/2016	Refinance	Park Intermediate Holdings LLC	Park Intermediate Holdings LLC	HILT 2013-HLF; HILT 2013-HLT	1,218,375,000	$639,975,000 Pari Passu Debt; $578,400,000 Subordinate Debt	NAP
Loan	6	Uovo Art Storage(33)		Springing		71,500		New PCO Repair Reserve (Upfront: 71,500)	01/31/2017	01/17/2017	Refinance	Steven J. Guttman	Steven J. Guttman	NAP	36,854,477	Pari Passu Debt	NAP
Loan	7	Key Center Cleveland(33)(34)	55,406	27,703	64,625	28,722,174	5,000	New Lease TI/LC Reserve (Upfront: 18,461,400); Thompson Hines TI/LC (Upfront: 5,608,359); Marriott PIP Reserve (Upfront: 4,652,415); Ground Rent Reserve (Monthly: 5,000)	08/11/2016	08/03/2016	Acquisition	Frank T. Sinito	Frank T. Sinito; Malisse J. Sinito	NAP	232,500,000	$190,000,000 Pari Passu Debt; $42,500,000 Mezzanine Debt	NAP
Loan	8	111 Livingston Street(33)		Springing	11,625	36,445,472		Economic Holdback Reserve (Upfront: 29,490,000); Unfunded Obligations Reserve (Upfront: 4,705,472); CUNY Reserve (Upfront: 2,250,000)	11/01/2016	11/01/2016	Refinance	Abraham Leser; Harry Gold; Robert Schachter; Edith Leser	Abraham Leser; Harry Gold; Robert Schachter; Edith Leser	GECMC 2007-C1	96,000,000	Pari Passu Debt	NAP
Loan	9	Marriott Spartanburg	17,012	4,253	56,250	16,667	16,667	Ground Lease Reserve (Upfront: 16,667; Monthly: 16,667)	10/31/2016	10/13/2016	Refinance	Andrew B. Cajka, JR.; Jimmy I. Gibbs	Andrew B. Cajka, JR.; Jimmy I. Gibbs	COMM 2014-CCRE15		NAP	NAP
Loan	10	260 West 36th Street		Springing		100,000		Amended CofO Reserve (Upfront: 100,000)	10/19/2016	10/18/2016	Refinance	Albert Monasebian; Nader Hakakian	Albert Monasebian; Nader Hakakian	JPMCC 2007-LDPX		None	NAP
Loan	11	Gateway Plaza	33,638	2,588	3,125	946,250	Springing	Environmental Reserve (Upfront: 781,250); Seismic Reserve (Upfront: 165,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	12/27/2016	12/27/2016	Refinance	A.S. Abbasi	A.S. Abbasi	CMLT 2008-LS1		None	NAP
Loan	12	Hamilton Crossing(33)	65,414	7,268	147,785	2,305,224		ADESA Reserve (Upfront: 1,500,000); Unfunded Tenant Obligations Reserve (Upfront: 805,224)	Various	12/01/2016	Acquisition	Raymond Massa	Raymond Massa	NAP	34,991,108	Pari Passu Debt	NAP
Loan	13	Lynnwood Town Center		Springing	22,769	482,787	Springing	Unfunded Obligations Reserve (Upfront: 411,609); Gap Rent Reserve (Upfront: 71,178)	10/19/2016	10/19/2016	Refinance	Alan C. Fox	Alan C. Fox	MSC 2007-IQ15		NAP	NAP
Loan	14	Kona Crossroads(35)		Springing	292,446	1,203,051	Springing	Free Rent Reserve (Upfront: 114,457); Ground Rent Funds (Upfront: 58,594; Monthly: Springing); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Holdback Reserve (Upfront: 1,030,000)	05/20/2015	10/30/2015	Refinance	National Credit Tenant Investments, LLC	National Credit Tenant Investments, LLC	MLMT 2005-LC1		None	Mezzanine
Loan	15	Embassy Suites Denver		Springing			Springing	PIP Reserve (Monthly: Springing)	03/07/2017	03/07/2017	Refinance	Westplace Modesto Investors, LLC	Westplace Modesto Investors, LLC	GSMS 2012-GCJ7		None	NAP
Loan	16	Troy Office Portfolio		Springing	62,500		Springing	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)	03/29/2017	03/29/2017	Refinance	Cyrus Sakhai	Cyrus Sakhai	NAP		None	NAP
Loan	17	Malibu Vista		Springing	7,500		Springing	Dun and Bradstreet Renewal Reserve (Springing Monthly: Excess Cash Flow)	03/02/2017	03/02/2017	Refinance	Kambiz Hakim	Kambiz Hakim	MLMT 2007-C1		None	NAP
Loan	18	Alvogen Pharma US(35)		Springing			Springing	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)	09/02/2016	08/16/2016	Recapitalization	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.	NAP		None	Mezzanine
Loan	19	SG360 Portfolio(35)		Springing							Acquisition	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.	NAP		None	Mezzanine
Property	19.01	Wheeling Facility							12/13/2016	12/09/2016
Property	19.02	Broadview Facility							12/13/2016	12/09/2016
Loan	20	33 Kings Highway		Springing	15,600				02/10/2017	02/10/2017	Refinance	Steven J. Guttman	Steven J. Guttman	NAP		None	NAP
Loan	21	Santa Monica Mini Storage	2,450	1,225	2,313				03/01/2017	03/02/2017	Refinance	Donald A. Pruit	Donald A. Pruit	JPMCC 2007-CB19		None	NAP
Loan	22	Embassy Suites Tempe(35)		Springing		2,003,422	40,535	PIP Reserve (Upfront: 1,881,817); Seasonality Reserve (Upfront: 121,605; Monthly: 40,535)	07/14/2016	06/30/2016	Acquisition	American Hotel Income Properties REIT Inc.	American Hotel Income Properties REIT Inc.	JPMCC 2007-FL1A; GSMS 2011-GC5		None	Mezzanine
Loan	23	MacArthur Shopping Center		Springing	5,000		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	01/20/2017	01/20/2017	Refinance	Kenneth Levy	Kenneth Levy	CGCMT 2007-C6		None	NAP
Loan	24	StorQuest Bradenton & Sarasota	7,901	3,951	69,588						Acquisition	Clark W. Porter; William W. Hobin; Timothy B. Hobin	Clark W. Porter; William W. Hobin; Timothy B. Hobin	NAP		None	NAP
Property	24.01	StorQuest Bradenton							02/10/2017	03/02/2017
Property	24.02	StorQuest Sarasota							02/10/2017	03/25/2017
Loan	25	Malibu Office		Springing			Springing	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)	08/30/2016	08/30/2016	Refinance	Jason Illoulian; Benjamin Keywanfar	Jason Illoulian; Benjamin Keywanfar	CSFB 2005-C6		None	NAP
Loan	26	Del Amo - Torrance Medical		Springing		2,760,900	Springing	DaVita TI Funds (Upfront: 2,760,900); Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)	03/17/2017	03/14/2017	Refinance	Thomas C. Paulsen	Thomas C. Paulsen	MLCFC 2007-7		None	NAP
Loan	27	Oak Brook Square		Springing		300,000		Upfront Reserve (Upfront: 300,000)	01/11/2017	01/11/2017	Acquisition	RCG Ventures Fund IV, LP	RCG Ventures Fund IV, LP	NAP		None	NAP
Loan	28	Villas at Palm Bay		Springing					01/12/2017	01/12/2017	Refinance	Naimisha Barot	Naimisha Barot	NAP		None	NAP
Loan	29	Roslyn Hotel		Springing	78,100				02/23/2017	02/23/2017	Acquisition	Sumeer Kakar; Sudhir Kakar	Sumeer Kakar; Sudhir Kakar	NAP		None	NAP
Loan	30	Watson Central Shopping Center		Springing		44,046	Springing	Free Rent (Upfront: 44,046); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	11/14/2016	11/11/2016	Refinance	Ernest W. Livingston, Jr.	Ernest W. Livingston, Jr.	NAP		None	NAP
Loan	31	50 Bond Street	322	161		2,500	Springing	Condominium Assessment Reserve (Upfront: 2,500; Monthly: Springing)	03/08/2017	03/08/2017	Refinance	Joseph J. Sitt	Joseph J. Sitt	NAP		None	NAP
Loan	32	Atrium Regency Apartments		Springing	11,250	768,012		Elevator Replacement (Upfront: 768,012)	11/29/2016	11/30/2016	Refinance	Shyam H. Hingorani	Shyam H. Hingorani	BSCMS 2007-PW15		None	NAP
Loan	33	Apache Plaza(35)		Springing		65,214		Approved Leasing Expenses (Upfront: 55,511); Free Rent Funds (Upfront: 9,703)	01/13/2017	01/11/2017	Refinance	Kaveh Bral	Kaveh Bral	NAP		None	Mezzanine
Loan	34	The Atrium	25,000	Springing		429,656	Springing	Environmental Reserve (Upfront: 178,750); Free Rent (Upfront: 240,281); Punchlist Funds(Upfront: 10,625); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	02/13/2017	02/13/2017	Refinance	Alfred N. Marulli, Jr.	Alfred N. Marulli, Jr.	NAP		None	NAP
Loan	35	Garden Lakes		Springing	117,468	9,340	Springing	Existing TI/LC (Upfront: 9,340) Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	02/17/2017	02/17/2017	Refinance	Mark Hamermesh; Gary Grabel	Mark Hamermesh; Gary Grabel	GMACC 2003-C1		None	NAP
Loan	36	Extra Space Stone Mountain		Springing	1,813				02/13/2017	02/09/2017	Refinance	Jeaneen Stanley O’Donnell and The Jeaneen C. Stanley Family Trust	Jeaneen Stanley O’Donnell	MSC 2007-IQ15		None	NAP
Loan	37	5015 Shoreham Place	996	498	20,000				03/07/2017	03/07/2017	Acquisition	Roy Doumani; Jared Doumani	Roy Doumani; Jared Doumani	NAP		None	NAP
Loan	38	Shoppes at Garden	10,000	Springing					02/14/2017	02/14/2017	Refinance	Alfred N. Marulli, Jr.	Alfred N. Marulli, Jr.	NAP		None	NAP
Loan	39	SSM Health HQ	1,447	1,447	11,500				02/10/2017	02/10/2017	Acquisition	Dmitrii Volkov	Dmitrii Volkov	NAP		None	NAP
Loan	40	StorQuest Manhattan & Fair Oaks	5,394	2,697	130,021						Acquisition	Clark W. Porter; William W. Hobin; Timothy B. Hobin	Clark W. Porter; William W. Hobin; Timothy B. Hobin	NAP		None	NAP
Property	40.01	StorQuest Manhattan							02/10/2017	03/25/2017
Property	40.02	StorQuest Fair Oaks							02/10/2017	03/25/2017
Loan	41	Sunny Plaza	10,000	Springing			Springing	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)	02/14/2017	02/13/2017	Refinance	Alfred N. Marulli, Jr.	Alfred N. Marulli, Jr.	NAP		None	NAP
Loan	42	Champion Forest Self Storage	21,176	1,765					03/01/2017	02/28/2017	Refinance	Richard A. Graham, Jr.	Richard A. Graham, Jr.	LBUBS 2007-C6		None	NAP
Loan	43	Massillon Citi Center		728	22,875				01/25/2017	01/25/2017	Refinance	Muhammad Ghanchi	Muhammad Ghanchi	MSC 2007-IQ14		None	NAP
Loan	44	Walgreens Loganville		Springing		312,500	2,083	Environmental Reserve (Upfront: 312,500, Monthly: 2,083); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	11/18/2016	11/15/2016	Refinance	Boysie Siew; Ram P. Gupta	Boysie Siew; Ram P. Gupta	LBUBS 2007-C1		None	NAP
Loan	45	Amsdell Gateway Self Storage		Springing		100,000		Property Cost Holdback Reserve (100,000)	01/10/2017	01/17/2017	Acquisition	Robert J. Amsdell; Barry L. Amsdell	Robert J. Amsdell; Barry L. Amsdell	NAP		None	NAP
Loan	46	Walgreens Columbia		Springing					02/23/2017	02/23/2017	Acquisition	Michael D’Annunzio	Michael D’Annunzio	NAP		None	NAP
Loan	47	StorIt Prescott & Chino Valley	3,485	697							Acquisition	Jerry L. Clark	Jerry L. Clark	NAP		None	NAP
Property	47.01	StorIt Chino Valley							03/06/2017	03/02/2017
Property	47.02	StorIt Prescott							03/06/2017	03/02/2017

CD 2017-CD4
FOOTNOTES TO ANNEX A-1
(1)	GACC—German American Capital Corporation or one of its affiliates; CGMRC—Citigroup Global Markets Realty Corp. or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates.

(2)	Loan No. 2 – Moffett Place Google – The Original Balance ($) and Cut-off Date Balance ($) of $75.0 million represents the non-controlling Note A-4, non-controlling Note A-5 and non-controlling Note A-6 of a $185.0 million whole loan evidenced by six pari passu notes. The controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $70.0 million, were contributed to the CD 2017-CD3 mortgage trust. The non-controlling Note A-2 with an original principal balance of $40.0 million is currently held by DBNY or an affiliate and is expected to be contributed to one or more future securitizations.

Loan No. 5 – Hilton Hawaiian Village – The Original Balance ($) and Cut-off Date Balance ($) of $56.625 million represents the original principal balance of the senior non-controlling Note A-2-B-2 of a $1.275 billion whole loan evidenced by 21 promissory notes: 16 pari passu senior notes with an aggregate original principal balance of $696.6 million and five subordinate notes with an aggregate original principal balance of $578.4 million. The controlling Note A-1-A and the non-controlling Notes A-1-B, A-1-C, A-1-D and A-1-E of the senior notes with an aggregate original principal balance of $171.6 million and all of the junior notes were contributed to the Hilton USA Trust 2016-HHV mortgage trust. The senior non-controlling Note A-2-A-3 and Note A-2-A-4, with an aggregate original principal balance of $62.25 million were contributed to the JPMDB 2017-C5 mortgage trust. The senior non-controlling Note A-2-A-2 with an original principal balance of $80.0 million was contributed to the JPMCC 2017-JP5 mortgage trust. The senior non-controlling Note A-2-B-1 with an original principal balance of $60.0 million was contributed to the CD 2017-CD3 mortgage trust. The senior non-controlling Note A-2-B-3 with an original principal balance of $56.625 million was contributed to the CFCRE 2017-C7 mortgage trust. The senior non-controlling Note A-2-A-1 with an original principal balance of $94.0 million was contributed to the JPMCC 2016-JP4 mortgage trust. The senior non-controlling Note A-2-D-1 and Note A-2-D-2, with an aggregate original principal balance of $63.0 million were contributed to the MSBAM 2016-C32 mortgage trust and the senior non-controlling Note A-2-E-1 and Note A-2-E-2 were contributed to the WFCM 2017-C37 mortgage trust.

Loan No. 6 – Uovo Art Storage – The Original Balance ($) and Cut-off Date Balance ($) of $50.0 million and approximately $49.8 million, respectively, represents the controlling Note A-1 and non-controlling Note A-4 of a $87.0 million whole loan evidenced by four pari passu notes. The non-controlling Note A-2 and Note A-3, with an aggregate original principal balance of $37.0 million, were contributed to the JPMDB 2017-C5 mortgage trust.

Loan No. 7 – Key Center Cleveland – The Original Balance ($) and Cut-off Date Balance ($) of $30.0 million represents the non-controlling Note A-4 of a $220.0 million whole loan evidenced by six pari passu notes. The controlling Note A-1 with an original principal balance of $50.0 million was contributed to the CGCMT 2017-P7 mortgage trust. The non-controlling Note A-2 with an original principal balance of $40.0 million was contributed to the BANK 2017-BNK4 mortgage trust. The non-controlling Note A-3 and Note A-6, with an aggregate original principal balance of $60.0 million, were contributed to the JPMDB 2017-C5 mortgage trust. The non-controlling Note A-5 with an original principal balance of $40.0 million is currently held by Bank of America, N.A. or an affiliate and is expected to be contributed to one or more future securitizations.

Loan No. 8 – 111 Livingston Street – The Original Balance ($) and Cut-off Date Balance ($) of $24.0 million represents the non-controlling Note A-4 of a $120.0 million whole loan evidenced by four pari passu notes. The controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $67.0 million, were contributed to the CD 2017-CD3 mortgage trust. The non-controlling Note A-2 with an original principal balance of $29.0 million was contributed to the CGCMT 2017-P7 mortgage trust.

Loan No. 12 – Hamilton Crossing – The Original Balance ($) and Cut-off Date Balance ($) of $20.0 million and approximately $19.9 million, respectively represent the non-controlling Note A-2 of a whole loan with an original principal of $55.125 million evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 in the original principal amount of $35.125 million which was contributed to the CGCMT 2017-P7 mortgage trust.

(3)	With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 5 - Hilton Hawaiian Village – A portion of the Mortgaged Property includes 14 hotel units and 26 commercial units of a condominium. The remaining units in the condominium consist of six timeshare units, which are owned by third parties and not part of collateral for the mortgage loan. The borrower controls the related board of directors for the association and is responsible for maintaining the common areas of the condominium.

Loan No. 6 - Uovo Art Storage – Net Rentable Area (SF/Units/Rooms) and Loan per Net Rentable Area (SF/Units/Rooms) are based on the gross building area of 275,000 sq. ft between the two buildings. The private storage units total 164,812 sq. ft. and the managed storage units total 162,793 cu. ft. The Most Recent Physical Occupancy is based on the January 10, 2017 rent roll, and represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and as of the January 10, 2017 rent roll is 48.2% leased.

Loan No. 7 – Key Center Cleveland – The Mortgaged Property consists of a 1,369,980 sq. ft. office building, a 400-room, 699,871 sq. ft. full service hotel and a 985-space, 319,590 sq. ft. parking garage. Occupancy at the Mortgaged Property is 92.9% for the office portion as of October 19, 2016, which includes the 3rd Largest Tenant, Forest City. However, Forest City is expected to take possession of its leased space in April 2018, and at loan origination, the related borrower delivered to the lender one or more letters of credit in the amount of $5,175,296 for gap rent of which $4,655,546 relates to Forest City. Provided that no event of default has occurred and subject to certain conditions being satisfied under the Key Center Cleveland loan documents, the letters of credit may be reduced to reflect the burn-off of the respective tenant’s free rent period. Occupancy at the Mortgaged Property is 66.2% for the trailing 12-month period ended December 31, 2016 for the hotel portion.

Loan No. 12 – Hamilton Crossing - The Occupancy Date for buildings I, II, III, IV and VI is as of the rent roll dated January 1, 2017 and the Occupancy Date for building V is as of the rent roll dated December 15, 2016. Building V is vacant.

Loan No. 20 - 33 Kings Highway – Net Rentable Area (SF/Units/Rooms) and Occupancy are based on the gross building area of 105,130 sq. ft. The one-story building contains 2,915 sq. ft. within 7 private storage units, 78,950 sq. ft. of managed storage space (translating to 400,000 cu. ft.), and one viewing room. The Most Recent Physical Occupancy is based on the February 28, 2017 rent roll and represents the occupancy percentage for the managed storage space measured in cu. ft.

(5)	Loan No. 18 – Alvogen Pharma US - The Alvogen Pharma US Mortgage Loan has an ARD feature with an anticipated repayment date of April 6, 2027. From and after the Anticipated Repayment Date, the Alvogen Pharma US Mortgage Loan accrues at a fixed interest rate (the “Revised Rate”) that is equal to the sum of (i) 2.0000% plus (ii) the greater of (a) 4.9000% and (b) the sum of the (A) the bid side yield to maturity for the “on the run” 10 year U.S. Treasury Note and (B) the 10-year swap spread as of the Anticipated Repayment Date plus 2.5000%. Interest accrued at the excess of the Revised Rate over the initial Interest Rate is deferred and payable only after all principal has been paid in full.

(6)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the Moffett Place Google Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Hilton Hawaiian Village Loan will be 0.00125%. The Pari Passu Loan Primary Servicing Fee Rate for the Key Center Cleveland Mortgage Loan is 0.01000% per annum. The Pari Passu Loan Primary Servicing Fee Rate for the 111 Livingston Street Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Hamilton Crossing Mortgage Loan will be 0.00250% per annum.

(7)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

Loan No. 2 – Moffett Place Google – The Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR are calculated based on the annual debt service equal to the aggregate of the first 12 payments on the respective mortgage loan and the related pari passu companion loans commencing February 2022 as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus.

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(10)	Loan No. 2 – Moffett Place Google – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – Hilton Hawaiian Village – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the subordinate companion loans.

Loan No. 6 – Uovo Art Storage – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 7 – Key Center Cleveland – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 8 – 111 Livingston Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 12 – Hamilton Crossing – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(11)	Loan No. 5 – Hilton Hawaiian Village – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the Hilton Hawaiian Village subordinate companion loans. Including the subordinate companion loans, the Underwritten NOI DSCR is 2.72x, the Underwritten NCF DSCR is 2.44x, the Cut-off Date LTV Ratio is 57.2%, the LTV Ratio at Maturity or ARD is 57.2%, the Underwritten NOI Debt Yield is 11.6%, the Underwritten NCF Debt Yield is 10.4% and the Loan per Net Rentable Area (SF/Units/Rooms) is $445,804.

(12)	Loan No. 1 – 95 Morton Street – The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on, and the Appraised Value ($) reflects, the “As Stabilized” appraised value of $223.0 million as of September 1, 2017. The “As Stabilized” appraised value assumes that economic stabilization is achieved and outstanding leasing costs associated with recently signed leases are paid off. At loan origination, approximately $12.2 million was reserved for unfunded tenant obligations. Based on the “As-is” appraised value of $210.0 million as of February 22, 2017, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are both 45.2%.

Loan No. 2 – Moffett Place Google – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Stabilized” appraised value of $311.0 million as of March 1, 2018. The “As Stabilized” value assumes that the borrower’s contractual tenant improvement and leasing commission obligations have been fulfilled, that there is no outstanding free rent, that payment of rent has commenced and that the Moffett Place Google Property is leased at a market rent level as of the effective date of value. At closing, the borrower reserved approximately $29.4 million in tenant improvements and free rent associated with the Google, Inc. lease. Based on the “As-Is” appraised value of $272.5 million as of November 29, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 67.9% and 62.5%, respectively.

Loan No. 3 – Midwest Embassy Suites Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” appraised value of $124.7 million as of December 2017 which assumes the completion of the required PIP at each property. The estimated cost of each respective PIP, totaling $6.75 million, was reserved in full at loan origination. Based on the “As-is” appraised value of $114.2 million, the Cut-off Date LTV and LTV at Maturity or ARD are 56.9% and 50.1%, respectively.

Loan No. 7 – Key Center Cleveland - The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on, and the Appraised Value ($) reflects, the “As Complete” appraised value of $362.0 million as of December 1, 2017. The “As Complete” appraised value assumes the completion of outstanding capital improvement projects to both the office and hotel portions of the Mortgaged Property. At loan origination, approximately $44.3 million was reserved for replacement reserves and outstanding tenant obligations and leasing commissions, of which $5,608,358 is held by a third party escrow agent and for which the borrower is not required to fund a reserve provided that certain conditions of the Key Center Cleveland Loan documents are satisfied and $1,991,429 is held by Marriott as property manager for the Marriott Cleveland Downtown in an existing reserve maintained by the manager. Based on the “As-is” appraised value of $304.1 million as of December 1, 2016, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 72.3% and 59.0%, respectively.

Loan No. 25 – Malibu Office - The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on, and the Appraised Value ($) reflects, the “As Stabilized” appraised value of $18.1 million as of February 16, 2017. The “As Stabilized” appraised value assumes that the contractual leasing commission obligations have been fulfilled and there is no outstanding free rent. At loan origination, $272,411 was reserved for unfunded tenant obligations and there is no outstanding free rent. Based on the “As-is” appraised value of $17.27 million as of December 12, 2016, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 68.0% and 64.8%, respectively.

Loan No. 45 – Amsdell Gateway Self Storage – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date balance, net of a $100,000 property costs holdback reserve. The property costs holdback reserve will be disbursed upon satisfaction of the requirements in the mortgage loan documents, which include but are not limited to, (i) no event of default exists and remains uncured, (ii) after giving effect to the requested disbursement the debt yield is not less than 8.5% and (iii) on the date of disbursement, the ratio of the principal amount of the loan to the acquisition costs incurred is not greater than 75%. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance of $4,380,000 are 71.8%, 8.3% and 8.2%, respectively.

(13)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.
“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Voluntary Prepayments” in this preliminary prospectus.

(14)	Loan No. 2 – Moffett Place Google – The lockout period will be at least 28 payment dates beginning with and including the first payment date of February 6, 2017. Defeasance of the full $185.0 million Moffett Place Google Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 30, 2019. The assumed lockout period of 28 payments is based on the expected CD 2017-CD4 securitization closing date in May 2017. The actual lockout period may be longer.

Loan No. 7 – Key Center Cleveland - The lockout period will be at least 27 payment dates beginning with and including the first payment date of March 6, 2017. Defeasance of the entire Key Center Cleveland Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) 42 months following origination of the Key Center Cleveland Whole Loan. The assumed lockout period of 27 payments is based on the expected CD 2017-CD4 securitization closing date in May 2017. The actual lockout period may be longer.

(15)	Loan No. 3 – Midwest Embassy Suites Portfolio – At any time after the expiration of the lockout period, the borrowers are permitted to obtain the release of an individual Embassy Suites Portfolio Property upon a bona fide third-party sale provided, among other things, (i) borrowers defease an amount of principal equal to 110% of the allocated loan amount for the Embassy Suites Portfolio Property being released; (ii) after giving effect to the sale and the defeasance, (a) the debt service coverage ratio for the remaining Embassy Suites Portfolio Properties is no less than the greater of the debt service coverage ratio immediately preceding the sale and 1.89x and (b) the loan to value ratio for the remaining properties is no more than the lesser of the loan to value ratio immediately preceding the sale and 52.1%; provided, that if the debt yield for the remaining Embassy Suites Portfolio Properties is 15.0% or higher, the release is not subject to such loan to value ratio condition; and (iii) there is compliance with REMIC-related requirements.

Loan No. 5 – Hilton Hawaiian Village – The Hilton Hawaiian Village Loan documents permit, after the expiration of the lockout period, the release from the lien of the mortgage of the ground leased portion of the Hilton Hawaiian Village Property (the “Taran Outparcel”), provided, among other things, the borrower pays a release price of $2.5 million together with the applicable yield maintenance premium. In addition, the Hilton Hawaiian Village Loan documents permit, after the expiration of the lockout period, the release of retail and other parcels at the Hilton Hawaiian Village Property provided, among other things the release does not materially and adversely affect the ongoing operations of the Hilton Hawaiian Village Property (other than the lost income associated with the parcels being released) and the borrower pays a release price equal to the product of, (1) with respect to the release of any retail parcels (which are identified in the loan documents) (a) 110% and (b) the product of (i) the greater of (A) 100% of the difference in value of the Hilton Hawaiian Village Property including the release parcel and excluding the release parcel (based on a new appraisal) or (B) the net sales proceeds and (ii) 57.2%, together with the applicable yield maintenance premium and (2) with respect to the release of any other parcels (excluding the Taran Outparcel and excluding any identified retail parcels), (a) 110% and (b) the product of (i) 100% of the difference in value of the Hilton Hawaiian Village Property including the release parcel and excluding the release parcel (based on a new appraisal) and (ii) 57.2%, together with the applicable yield maintenance premium. With respect to each partial release described above, the borrower is not required to pay a yield maintenance premium during the open period for the Hilton Hawaiian Village Whole Loan. In addition, in the event that after any partial release contemplated above, the loan to value ratio for the Hilton Hawaiian Village Whole Loan is greater than 125%, such release will not be permitted unless the borrower pays down the Hilton Hawaiian Village Whole Loan in accordance with the loan documents or the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of the release.

Loan No. 8 – 111 Livingston Street – The borrower has the right to release a portion of the Mortgaged Property in connection with the imposition of a leasehold condominium at any time other than the sixty (60) days prior to and following any secondary market transaction provided that certain conditions are satisfied.

Loan No. 14 – Kona Crossroads – Borrower may, at any time, obtain the release of a release parcel to be reasonably agreed to by the borrower and the lender, provided that the following conditions, among others, are satisfied, (i) such release is either (x) in connection with an expansion by the tenant Safeway, or an affiliate (i.e. Safeway or an affiliate have entered into a lease to occupy improvements on such release parcel), or (y) has been consented to by the lender, which consent may not be unreasonably withheld, (ii) the release parcel is vacant, non-income producing property which is not necessary for the operation or use of the Mortgaged Property and may be readily separated without a material diminution in the value of the Mortgaged Property, (iii) such release complies with the terms of all leases, reciprocal easement agreements and similar agreements and is consented to by the ground lessor, (iv) the release parcel is transferred from the borrower, removed from the ground lease, and constitutes a separate tax parcel and zoning lot, and (v) there is compliance with REMIC related requirements.

Loan No. 47 – StorIt Prescott & Chino Valley – The related borrower may obtain the release of either of the related Mortgaged Properties from the lien of the related Mortgage at any time after the second anniversary of the Closing Date by partially defeasing the subject Mortgage Loan in an amount equal to the greater of (a) 125% of the allocated loan amount (as specified in the related loan agreement) for the Mortgaged Property to be released and (b) 80% of the net sales proceeds (calculated in accordance with the related loan agreement) derived from a sale of the Mortgaged Property to be released; provided that, among other conditions to be satisfied (including the delivery of a REMIC opinion), as of each of the date on which the lender receives notice of the related borrower’s intent to partially defease the subject Mortgage Loan and the date on which the subject Mortgage Loan is to be partially defeased, after giving effect to the release of the lien of the related Mortgage on the Mortgaged Property to be released, (x) the debt service coverage ratio with respect to the remaining related Mortgaged Property will be equal to or greater than the greater of (i) the debt service coverage ratio with respect to both related Mortgaged Properties immediately prior to the applicable date and (ii) 1.73x, (y) the loan-to-value ratio with respect to the remaining related Mortgaged Property will be no greater than the lesser of (i) the loan-to-value ratio with respect to both related Mortgaged Properties immediately prior to the applicable date and (ii) 70%, and (z) the debt yield with respect to the remaining related Mortgaged Property will be equal to or greater than the greater of (i) the debt yield with respect to both related Mortgaged Properties immediately prior to the applicable date and (ii) 10.98%.

(16)	Loan No. 20 – 33 Kings Highway – The related borrower leases its fee interest to the County of Rockland industrial development agency (the “IDA”), which subleases the Mortgaged Property back to the borrower at rent of $1.00. The borrower is obligated to terminate such arrangement at the end of its term in 2024. The IDA is a party to the lender’s mortgage and a foreclosure of the mortgage will wipe out both the the lease and the IDA sublease. Any losses that are incurred by the lender as a result of any recapture of the benefits that are contained in the IDA sublease is recourse to the loan guarantor. The effect of the arrangement is to provide the borrower an exemption from mortgage recording tax ($196,000 of benefits) and sales tax ($201,000 of benefits). The sales tax exemption expires on the earlier of (i) September 2017, (ii) the completion of the acquisition, renovation and equipping of the facility, (iii) a default under the lease with the County of Rockland industrial development agency, and (iv) such time as the borrower has received a total of $201,000 of sales and use tax exemption for purchases of no more than $2,400,000.

(17)	The following Mortgaged Property consists, in whole or in part, of the borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 3 – Midwest Embassy Suites Portfolio – The Embassy Suites Cincinnati, River Center property is secured by the borrower’s leasehold interest in the property. The property is subject to an air rights lease with the city of Covington, Kentucky Municipal Properties Corporation that commenced in August 1988 and automatically renewed in June 2015 through June 2040. The air rights lease has four additional 25-year automatic renewal options that expire in June 2140. The ground rent is equal to the lesser of 5% of room revenue in excess of $4.5 million or $200,000.

Loan No. 5 – Hilton Hawaiian Village - The Hilton Hawaiian Village Whole Loan is secured in part by the borrower’s leasehold interest in approximately 5,900 sq. ft. that contains a small apartment building with 45 rental units pursuant to a ground lease that expires on July 31, 2035 with no extension options. The ground lease currently requires monthly rent of approximately $12,762 from August 1, 2016 through July 31, 2017, on which date the annual monthly payment will increase by 3% each year through 2035.

Loan No. 7 – Key Center Cleveland – The Key Center Cleveland Whole Loan is secured by the borrower’s fee simple interest in the office and hotel portions of the related Mortgaged Property, as well as the leasehold interest in the parking garage. The ground lease has an expiration date of December 31, 2059 with one 34-year extension option through 2093. The annual base rent under the ground lease is $60,000, provided that if the revenue exceeds certain breakpoints, percentage rent will also be payable.

Loan No. 9 – Marriott Spartanburg – The Marriott Spartanburg Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property. The related ground lease with the City of Spartanburg (the “City”) has an expiration date of January 13, 2061. The borrower pays an annual ground rent in an amount of $200,000. The ground lease is structured as a NNN lease, under which the borrower is required to pay all insurance premiums, taxes, utilities, expenses and assessments, and other applicable costs during the term of the ground lease. The ground lease does not have any extension options. In addition, the borrower leases a 26,791 square foot conference center, which is utilized as meeting space and located on the ground leased land but owned by the City, from the City under a space lease also expiring in 2061. The ground lease and space lease are cross-defaulted with each other. The lender’s mortgage on the ground leased land is not secured by the conference center improvements owned by the City. The City and the borrower executed an estoppel and agreement containing lender protections with respect to the conference center lease, including providing the lender notice and an opportunity to cure any defaults with respect to the conference center lease, and the right to enter into a new lease if the conference center lease is terminated.

Loan No. 14 – Kona Crossroads - The Kona Crossroads Mortgage Loan is secured by the borrower’s leasehold interest in the Property. The ground lease, which commenced on February 12, 1991, has an initial term that expires in March 2056. The ground lease is subject to fair market ground rent renegotiations with respect to ground rent resets in February 2016 and every 10 years thereafter. The ground rent is currently equal to $250,000. The ground lease includes three, 10-year extension options.

Loan No. 18 – Alvogen Pharma US – The Alvogen Pharma US Loan is secured by the borrower’s partial fee simple and partial leasehold interest in the Mortgaged Property, which leasehold interest is pursuant to an IDA lease (the “IDA Lease”) with the Chenango Industrial Development Agency (the “IDA”). The IDA Lease expires on February 29, 2032 and rent payments are $140,000, payable in ten (10) annual installments of $14,000, payable March 1 of each year commencing on March 1, 2017, plus an additional one-time payment of $14,000 payable on March 1, 2017.

(18)	Loan No. 4 – Los Angeles Corporate Center – The 2nd Largest Tenant, Department of Social Services, currently leases 43,893 sq. ft. of space pursuant to a lease expiring on September 30, 2024 and 5,667 sq. ft. of space pursuant to a lease expiring on January 31, 2025 and has executed a lease for 8,647 sq. ft. commencing on August 1, 2017 and expiring on July 31, 2025.

(19)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are non contingent early termination options for those tenants listed in Annex A 1:

Loan No. 2 – 95 Morton Street – The 2nd Largest Tenant, Integral Ad Science, has a one-time right to terminate its lease effective January 31, 2021, provided that Integral Ad Science gives notice 12 months in advance and delivers a payment of $2,915,021.

Loan No. 4 – Los Angeles Corporate Center – The Largest Tenant, State Compensation Insurance Fund, shall have the one-time right to terminate its lease from April 1, 2018 through September 1, 2018 as to the 19,145 sq. ft. of space it occupies on the second floor. The 2nd Largest Tenant, Department of Social Services (which is the tenant under 5 separate leases at the property) has the right to terminate (a) three of its leases covering 43,893 sq. ft. at any time on or after September 30, 2020, (b) its 4th lease covering 5,667 sq. ft. at any time on or after January 31, 2021, and (c) its 5th lease covering 8,647 sq. ft. at any time on or after July 31, 2021, in each case subject to a notice period of 90 days. The 3rd Largest Tenant, SynerMed, has the right to terminate its lease with respect to 28,777 sq. ft. effective April 30, 2020, with written notice being due on or before November 30, 2019. Upon termination, SynerMed must also pay a termination fee of $738,958. The 4th Largest Tenant, County of Los Angeles Fire Department, has the right to terminate its lease at any time on or after the seventh year anniversary of the lease commencement date, which is April 1, 2017.

Loan No. 7 – Key Center Cleveland – The Largest Tenant, KeyBank National Association, has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 sq. ft. in three installments; provided that each exercise of a contraction option may not exceed 44,000 sq. ft., and following each exercise of a contraction option, KeyBank National Association may not exercise another contraction option for a period of three years following such exercise. KeyBank National Association must give 12 months notice for each contraction option as well as pay a termination fee consisting of unamortized tenant improvement and leasing commissions costs as well as a rent penalty. The 2nd Largest tenant, Squire Patton Boggs, has the option to reduce the size of its premises to no less than six full floors in the office component without a penalty at the time Squire Patton Boggs exercises its first renewal option, its second renewal option or its ten year renewal option. The six full floors must be contiguous and located either at the top or bottom of the stack of floors leased by Squire Patton Boggs at the time the tenant makes such election. The 3rd Largest tenant, Forest City, has a one-time option to contract its space by no less than one-half and not more than one full floor on March 31, 2023 upon 12-months’ prior notice. The 4th Largest tenant, Thompson Hine LLP, has a one-time right with 12-months’ notice to reduce a contiguous portion of its premises by at least one-half and not more than a full floor of either (i) any single, non-contiguous floor of the premises or (ii) the lower or highest full floor of any contiguous block of floors within the office component, as designated by Thompson Hine LLP, provided if such contraction is for less than a full floor, such contraction space has elevator lobby exposure and a marketable configuration as reasonably determined by the landlord, effective upon either October 1, 2023 or October 1, 2025.

Loan No. 8 – 111 Livingston Street – The Largest Tenant, NYS Office of Assistance, and the 4th Largest Tenant, City University of NY are able to terminate their respective leases if sufficient funds are not appropriated to cover the cost of fixed and additional rent. With respect to the 3rd Largest Tenant, NYS Workers Comp, the borrower sponsor and tenant have agreed to a temporary two-year renewal. The two-year temporary renewal includes a tenant termination option after 12 months, upon 90 days notice. $1.5 million has been reserved to renew or re-let the NYS Workers Comp premises.

Loan No. 11 – Gateway Plaza – The 4th Largest Tenant, Wells Fargo Bank, N.A., has a one-time right to terminate its lease on March 31, 2021 with at least 6 months prior written notice and a termination fee of three month’s rent.

Loan No. 16 – Troy Office Portfolio – The Largest Tenant, Continental Automotive Systems, has an early termination option effective March 31, 2021 with 12 months prior written notice and an early termination fee equal to $1,113,509. The 2nd Largest Tenant, The Travelers Indemnity Company, has an early termination option effective June 30, 2018 with 12 months prior written notice and an early termination fee equal to $269,001.

Loan No. 23 - MacArthur Shopping Center—The 3rd Largest Tenant, Women, Infants and Children (WIC), 3rd Largest Tenant, has the right to terminate its lease at the end of each fiscal year in the event of non-appropriation of funds by the city of Irving.

Loan No. 25 – Malibu Office – The sole tenant, Regus, has the right to terminate its lease effective in February 2022, with a minimum of 12 months’ prior written notice and a termination fee equal to $1,605,378.

Loan No. 26 - Del Amo – Torrance Medical – The Largest Tenant, DaVita Medical Administrative Services, LLC has right to terminate if excluded from participation in certain federal healthcare and/or procurement programs or if a change in healthcare laws materially affects DaVita’s use of the premises in a manner that cannot be corrected by amendment to the lease.
Loan No. 27 - Oak Brook Square—Shoe Carnival - The 4th Largest Tenant, has the right to terminate its lease effective October 31, 2018, if for the period from November 1, 2016 to October 31, 2017 it does not have sales of $235 PSF. As of December 2015, the tenant had sales of $142 PSF.

Loan No. 31 – 50 Bond Street – The sole tenant, Lululemon, has a one-time right to terminate its lease as of the 90th day following October 1, 2020.

Loan No. 34 – The Atrium – The Largest Tenant, Global Sticks Express, LLC, has the right to terminate its lease after December 31, 2020 with six month’s prior written notice and a termination fee equal to any amortized tenant improvements, leasing commissions and rental abatements.

Loan No. 37 – 5015 Shoreham Place – The Largest Tenant, loanDepot.com, LLC, has the right to terminate its lease effective April 30, 2021 with at least ten months written notice.

Loan No. 44 – Walgreens Loganville – The sole tenant, Walgreens, has the right to terminate its lease effective as of July 31, 2031, and every five years thereafter with nine months’ notice. If Walgreens does not exercise any termination options, the lease extends through July 2081. For purposes of the Annex A-1, the Lease Expiration reflects the first termination option.

Loan No. 46 – Walgreens Columbia – The sole tenant, Walgreens, has the right to terminate its lease effective as of September 30, 2028, and every five years thereafter with six months’ notice. If Walgreens does not exercise any termination options, the lease extends through September 2078. For purposes of the Annex A-1, the Lease Expiration reflects the first termination option.

(20)	Loan No. 1 – 95 Morton Street – Venmo, Inc., a subsidiary of PayPal, currently occupies 25,158 sq. ft. of space on the 5th floor via a sublease from Fab.com, Inc. through January 15, 2018. PayPal has executed a lease to retain occupancy of the space commencing on January 16, 2018.

Loan No. 17 – Malibu Vista – The sole tenant at the Mortgaged Property, Dun & Bradstreet Emerging Business Corp., subleased its space in one of the three buildings at the Mortgaged Property, totaling 5,712 sq. ft., to Bryant Stibel & Co. Dun & Bradstreet Emerging Business Corporation has a renewal option for the entirety of the Mortgaged Property then leased at the time it exercises its option.

(21)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 1 – 95 Morton Street – The borrower deposited $12,175,629 into an unfunded obligations account which consisted of $3,907,286 for free rent associated with the lease for the Largest Tenant, PayPal (free rent amounts and timing of disbursements vary across the different spaces that PayPal occupies at the 95 Morton Street Mortgaged Property) and $8,268,343 for tenant improvements and other obligations of the borrower for the PayPal, Integral Ad Science and VSA Partners leases that were outstanding as of the origination date.

Loan No. 2 – Moffett Place Google – At origination the borrower deposited $17,051,831 into a free rent reserve account all of which is related to the sole tenant, Google Inc. for the period of January 2017 through February 2018.

Loan No. 4 – Los Angeles Corporate Center – At origination, the borrower deposited $1,086,963 into a free rent reserve account, $268,390 of which relates to the 3rd Largest Tenant, SynerMed, and $571,830 of which relates to the 4th Largest Tenant, County of Los Angeles Fire Department. SynerMed has a free rent period through February 2018 and County of Los Angeles Fire Department has a free rent period through November 2017. The remaining portion relates to free rent and rent abatement periods for other tenants.

Loan No. 7 – Key Center Cleveland – The 3rd Largest Tenant, Forest City, has entered into a lease to occupy approximately 10.8% of the office NRA expected to commence on April 1, 2018. At origination, the borrower provided a letter of credit in the amount of $4,655,546 in respect of gap rent for Forest City, subject to monthly reductions pursuant to the Key Center Cleveland loan documents to reflect the burn-off of the tenant’s free rent period.

Loan No. 8 – 111 Livingston Street – At origination, the borrower deposited $1,602,964 into an unfunded obligations reserve for free rent of which $628,063 is for the 2nd Largest Tenant, The Legal Aid Society for the period of January 2017 through October 2017 and $697,000 for the 5th Largest Tenant, Brooklyn Law School for the period of February 2017 through May 2017.

(22)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 2 – Moffett Place Google – The sole tenant, Google Inc. has signed a lease and taken delivery of its leased space, but is not yet in occupancy and has not yet begun paying rent. Google, Inc. accepted possession of its space on December 1, 2016 and has commenced the design of the build out of its space. At origination, the borrower deposited $29,364,788 for free rent and tenant improvement allowances related to Google, Inc.

Loan No. 4 – Los Angeles Corporate Center – The 2nd Largest Tenant, Department of Social Services, which leases approximately 14.7% of the NRA, currently occupies 49,560 sq. ft. in Building B at the Mortgaged Property. Department of Social Services has executed a new lease for an additional 8,647 sq. ft. and is expected to take occupancy at a later date following completion of required tenant improvements. The 3rd Largest Tenant, SynerMed, which leases approximately 14.7% of the NRA, currently occupies 47,537 sq. ft. in Building C at the Mortgaged Property. SynerMed has exercised an expansion option for 10,423 sq. ft. commencing on October 1, 2017. The 4th Largest Tenant, County of Los Angeles Fire Department, has executed a lease for approximately 9.4% of the NRA, which commenced on April 1, 2017. County of Los Angeles Fire Department is expected to take occupancy upon completion of required tenant improvements, which is expected to be on or before November 30, 2017.

Loan No. 7 – Key Center Cleveland – The 3rd Largest Tenant, Forest City, has entered into a lease to occupy approximately 10.8% of the office NRA expected to commence on April 1, 2018. At origination, the borrower provided a letter of credit in the amount of $4,655,546 in respect of gap rent for Forest City, subject to monthly reductions pursuant to the loan documents of $332,539 beginning March 2017.

(23)	Loan No. 6 – Uovo Art Storage – Historical NOI information is not available as the property was constructed between 2014 and 2015 and was not fully opened until July 2015.

Loan No. 18 – Alvogen Pharma US – The Alvogen Pharma US Mortgaged Property has been leased pursuant to an absolute triple net lease to the existing tenant, Norwich Pharmaceuticals, Inc. since 1976. As a result, historical NOI information is not available.

Loan No. 19 – SG360 Portfolio – The mortgaged properties are single tenant properties subject to absolute net leases and therefore the related borrower did not provide historical operating statements. As a result, Historical NOI information is not available.

Loan No. 20 – 33 Kings Highway – Historical NOI information is not available as the property was converted from a traditional warehouse to an art storage facility between 2014 and 2015 and was not fully opened until October 2015.

Loan No. 25 – Malibu Office – The borrower sponsor acquired the Mortgaged Property in July 2015 and subsequently leased 100.0% of the NRA to Regus on a lease that commenced in February 2016. As a result, historical NOI information is not available.

Loan No. 31 – 50 Bond Street – The borrower sponsor acquired the Mortgaged Property in April 2015. As a result, historical NOI information is not available for 2014 and 2015.

Loan No. 37 – 5015 Shoreham Place – Historical NOI information is not available for 2014 and 2015 due to the recent renovation of the Mortgaged Property to convert from a flex industrial building to a creative office layout.

Loan No. 40 – StorQuest Manhattan & Fair Oaks – The Second Most Recent Operating Statements for StorQuest Fair Oaks represent the annualized 11-month period ending December 31, 2016. The 2016 full year financials were unavailable due to the change of property management.

Loan No. 44 – Walgreens Loganville – The Mortgaged Property is a single tenant property subject to absolute net leases and therefore the related borrower did not provide historical operating statements. As a result, Historical NOI information is not available.

(24)	Loan No. 4 – Los Angeles Corporate Center – The borrowers, Omninet LACC, LLC, Omninet LACC Tucson, LLC, and Omninet LACC Valencia, LLC, are structured as tenants-in-common and are each Delaware limited liability companies structured to be bankruptcy-remote, each with one independent director in its organizational structure. The sponsors of the borrowers and non-recourse carveout guarantors are Benjamin Nazarian and Neil Kadisha.

Loan No. 37 – 5015 Shoreham Place - The borrowers, Shoreham I, LLC and Hanabi Shoreham LLC, are structured as tenants-in-common and are each Delaware limited liability companies structured to be bankruptcy-remote. The sponsors of the borrowers and non-recourse carveout guarantors are Roy Doumani and Jared Doumani.

(25)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(26)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.

(27)	Loan No. 3 – Midwest Embassy Suites Portfolio – Beginning in February 2019, the borrowers are required to deposit the greater of (x) 1/12 of 4% of the estimated annual rents deposited on a monthly basis and (y) the amount required by the franchise agreement into a reserve for furniture, fixtures and equipment (“FF&E”). In lieu of making such deposits in to the FF&E Reserve, the borrowers may deliver a letter of credit in an amount equal to 4% of rents for the 12 months prior to delivery, to be adjusted annually.

Loan No. 13 – Hilton Garden Inn San Leandro – The borrower is required to deposit the greater of (i) 1/12th of 2.0% of the prior year’s gross revenues through and including June 6, 2017, 1/12th of 3.0% of the prior year’s gross revenues beginning July 6, 2017 through and including June 6, 2018 and 1/12th of 4.0% of the prior year’s gross revenues thereafter or (ii) any amount required under the franchise agreement for FF&E work.

Loan No. 22 – Embassy Suites Tempe – Beginning in January 2019, the borrowers are required to deposit the greater of (x) 1/12 of 4% of the estimated annual rents deposited on a monthly basis and (y) the amount required by the franchise agreement into a reserve for furniture, fixtures and equipment (“FF&E”). In lieu of making such deposits into the FF&E Reserve, the borrowers may deliver a letter of credit in an amount equal to 4% of rents for the 12 months prior to delivery, to be adjusted annually.

Loan No. 43 – Massillon Citi Center – Beginning on the first payment date and continuing on each payment date up to and including the payment date in April 2021, the borrower is required to deposit an amount equal to $2,903 into the replacement reserve account. Beginning on the payment date in May 2021 and continuing on each payment date through the end of the loan term, the borrower is required to deposit an amount equal to $622 into the replacement reserve account.

(28)	Loan No. 7 – Key Center Cleveland - The borrower is required to fund a monthly FF&E reserve in an amount equal to one-twelfth of 5% (or if Marriott Corporation or an affiliate of Marriott Corporation is the hotel manager, 4%) of the greater of (x) the annual gross revenues for the hotel related operations at the hotel for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the hotel for the calendar year in which such payment date occurs as set forth in the approved annual budget unless (a) Marriott Corporation or an affiliate thereof is the hotel manager, (b) the borrower is required to reserve with the hotel manager an amount not less than the FF&E payment required under the loan documents, and (c) no event of default is continuing.

Loan No. 18 – Alvogen Pharma US - The sole tenant, Norwich Pharmaceuticals, Inc. pays rent quarterly into the lockbox, and after payment of amounts due in the current month of such payment, the lender retains two months of taxes, insurance, capital expenditures and three months of debt service in the cash management account. On the day immediately prior to each monthly payment date in the first month of each calendar quarter during the term of the loan, the lender will release back to borrower the two months of retained taxes, insurance and capital expenditures all of which will be replenished by the next installment of quarterly rent paid.

Loan No. 22 – Embassy Suites Tempe – On each monthly payment date occurring in the months of November through and including June, the borrower is required to deposit $40,535 into the seasonal working capital reserve.

Loan No. 27 – Oak Brook Square – The borrower is required to make deposits into the TI/LC reserve (i) on each monthly payment date to and including the monthly payment date occurring in December, 2020, the sum of $7,917, (ii) on each monthly payment date following the monthly payment date occurring in December, 2020 to and including the monthly payment date occurring in December, 2023 the sum of $10,833 and (iii) on each monthly payment date following the monthly payment date occurring in December, 2023 to the end of the loan term, the sum of $14,583. From and after January 1, 2021, the TI/LC reserve cap will increase to $400,000 provided, however, that upon the date the lease renewal criteria have been satisfied in accordance with the terms of loan agreement, the TI/LC reserve cap will decrease back down to $150,000.

(29)	Loan No. 7 – Key Center Cleveland - Beginning on the first monthly payment date on March 6, 2017, the new lease letter of credit may be reduced by an amount calculated as the product of (i) with respect to the new lease letter of credit delivered to lender in connection with the Forest City lease (a) $332,539 and (b) the number of full calendar months from the loan closing date to the date of calculation and excluding any calendar month for which a new lease letter of credit trigger event was in effect for all or any portion of such month and (ii) with respect to the new lease letter of credit delivered to lender in connection with the Millennia lease (a) $103,950 and (b) the number of full calendar months from the loan closing date to the date of calculation and excluding any calendar month for which a new lease letter of credit trigger event was in effect for all or any portion of such month.

Loan No. 19 – SG360 Portfolio – A holdback escrow agreement was executed in connection with the sale of the mortgaged properties to AGNL Mail, L.L.C. pursuant to which the seller deposited $637,395 into an account with Chicago Title and Trust Company for immediate repairs associated with the Wheeling Facility property and the Broadview Facility property which must be completed by December 31, 2017.

(30)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
5	Hilton Hawaiian Village	$56,625,000	6.3%	$25,000,000	Yes	10/21/2026
43	Massillon Citi Center	$4,869,408	0.5%	$1,000,0000	Yes	4/30/2027

(31)	Loan No. 1 – 95 Morton Street - The borrower was required to perform a vapor intrusion investigation at the Mortgaged Property within five days of the loan closing date to determine if a recognized environmental condition exists. The testing has been completed and the environmental consultant determined that chemicals of concern that would be associated with dry cleaning were not detected in any of the indoor samples. Based on the satisfactory results, it has been determined that no recognized environmental concern exists at this time.

Loan No. 12 – Hamilton Crossing - The Environmental Phase I Report Date for buildings I, II and III is November 30, 2016 and December 1, 2016 for buildings IV, V and VI.

Loan No. 44 – Walgreens Loganville - Phase I Environmental Site Assessment identified one REC due to historical on-site gas station operations from the 1960s to the 1990s, which resulted in the presence of petroleum in the soil and groundwater. The gas station facility was demolished in 2005-2006 and the Mortgaged Property was redeveloped with the current Walgreen’s Pharmacy. Numerous subsurface investigations, remedial activities and groundwater monitoring activities have been performed between 1995 and 2010 in relation to the REC, and at least 10 USTs were removed from the Mortgaged Property during the same period. A groundwater monitoring report prepared in January 2011 identified maximum benzene concentrations at 22,000 ug/L. The Phase I ESA recommended that the owner of the Mortgaged Property contact the Georgia Environmental Protection Division (“GEPD”) of the Georgia Department of Natural Resources for determination of a course of action. Communication with the GEPD was effected and a Phase II report was ordered. The Phase II ESA reported a benzene concentration at 14,000 ug/L which is lower than the sampling results in 2011 but is higher than the GEPD’s water qualify standard of 51 ug/L. Upon review of the sampling results, the GEPD issued a corrective action plan letter on January 10, 2017, which recommended that the borrower re-commence quarterly groundwater monitoring that is estimated to cost $25,000/year. The borrower has retained an environmental consultant to conduct quarterly groundwater monitoring throughout the term of the loan, or until such a time that it is no longer required by the GEPD, and the borrower is required to deposit approximately $2,083 monthly into an environmental reserve to cover the cost of such monitoring. Soil remediation is not currently required, however, the environmental consultant projected the remediation cost as $250,000. At the closing of the Mortgage Loan, an upfront reserve of $312,500 for any future soil remediation expenses was established, which represented 125% of the total estimated cost, which reserve may be released only if the borrower obtains a no-further action letter from the GEPD and certain other conditions are satisfied.

(32)	Loan No. 2 – Moffett Place Google – There are three non-recourse carveout guarantors, an individual, a trust and a limited liability company. The individual and trust may be released as guarantors provided that certain conditions set forth in the related Mortgage Loan documents are satisfied.

Loan No. 5 – Hilton Hawaiian Village – The non-recourse carveout guarantor’s aggregate liability as to all full recourse items is capped at an amount equal to 10% of the outstanding principal balance of the Hilton Hawaiian Village Loan Combination at the time of the related recourse event, plus any and all reasonable third party collection costs actually incurred by the lender. The non-recourse carveout guarantor is liable for waste only if it results from the willful misconduct of the borrower or its affiliates. There is no separate environmental indemnitor, and breaches of the environmental covenants in the loan documents are not recourse to the non-recourse carveout guarantor.

Loan No. 18 – Alvogen Pharma US – The obligations of the guarantors under the environmental insurance policy are several and not joint in accordance with percentage interests specified in the guaranty and environmental indemnity agreement. In addition, the environmental indemnity provides that the aggregate liability of the guarantors and borrower under the environmental indemnity and non-recourse carveout guaranty is capped at an amount equal to the unpaid indebtedness under the Mortgage Loan and lender’s costs and expenses. Furthermore, for so long as the borrower maintains certain environmental insurance, the lender is required to make a claim under such environmental insurance in lieu or or prior to being permitted to make a claim under the environmental indemnity. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in this preliminary prospectus.

Loan No. 19 – SG360 Portfolio – The liability of each of the guarantors under the non-recourse carveout guaranty is not joint and several but rather is proportionate to each such guarantor’s percentage ownership interest in the related borrower.

(33)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut- off Date U/W NOI Debt Yield
2	Moffett Place Google(2)	$75,000,000	$110,000,000	$185,000,000	1.38x	59.5%	8.3%
5	Hilton Hawaiian Village(3)	$56,625,000	$639,975,000	$696,600,000	4.47x	31.2%	21.2%
6	Uovo Art Storage	$49,803,347	$36,854,477	$86,657,824	1.55x	52.5%	9.8%
7	Key Center Cleveland	$30,000,000	$190,000,000	$220,000,000	1.59x	60.8%	12.8%
8	111 Livingston Street	$24,000,000	$96,000,000	$120,000,000	1.56x	54.8%	8.1%
12	Hamilton Crossing	$19,923,763	$34,991,108	$54,914,871	1.68x	72.2%	12.1%

(1) With respect to the Moffett Place Google Mortgage Loan, the Whole Loan Cut-off Date LTV Ratio has been calculated based on the “As Stabilized” appraised value. With respect to the Key Center Cleveland Mortgage Loan, the Cut-off Date LTV Ratio has been calculated based on the “As Complete” value. See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

(2) The Whole Loan U/W NCF DSCR is calculated based on the annual debt service equal to the aggregate of the first 12 payments on the respective mortgage loan and the related pari passu companion loans commencing February 2022 as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus.

(3) The Whole Loan Cut-off Date Balance excludes five subordinate companion notes in the aggregate original principal amount of approximately $578.4 million.

(34)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut- off Date LTV Ratio(1)(2)	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt Yield(1)

1	95 Morton Street(3)	$95,000,000	10.6%	$77,000,000	5.9552%	4/6/2022	Yes	77.1%	1.10x	5.9%

2	Moffett Place Google(4)	$75,000,000	8.3%	$40,000,000	6.5000%	1/6/2027	Yes	72.3%	1.07x	6.9%

7	Key Center Cleveland	$30,000,000	3.3%	$42,500,000	12.7500%	2/6/2027	Yes	72.5%	1.17x	10.7%

(1) Calculated including any related pari passu companion loan(s), related subordinate companion loan(s) and related mezzanine loan(s).

(2) With respect to the Moffett Place Google Mortgage Loan, the Total Debt Cut-off Date LTV Ratio has been calculated based on the “As Stabilized” appraised value. With respect to the Key Center Cleveland Mortgage Loan, the Total Debt Cut-off Date LTV Ratio has been calculated based on the “As Complete” value. With respect to the 95 Morton Street Mortgage Loan, the Total Debt Cut-off Date LTV Ratio has been calculated based on the “As Stabilized” value.See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

(3) The related mezzanine loans consist of a senior mezzanine A loan and a junior mezzanine B loan, which have principal balances as of the Cut-Off Date of $52.0 million and $25.0 million, respectively.

(4) The Total Debt U/W NCF DSCR is calculated based on the annual debt service equal to the aggregate of the first 12 payments on the respective mortgage loan and the related pari passu companion loans commencing February 2022 as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus.

(35)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
14	Kona Crossroads	$18,030,000	2.0%	Yes	1.25x	75.0%	7.5%
18	Alvogen Pharma US(1)	$17,350,000	1.9%	Yes	1.62x	66.3%	10.3%
19	SG360 Portfolio	$16,500,000	1.8%	Yes	1.62x	66.0%	9.97%
22	Embassy Suites Tempe	$13,500,000	1.5%	Yes	1.65x	57.2%	10.77%
33	Apache Plaza(2)	$7,989,915	0.9%	Yes	1.54x	66.1%	9.6%

(1) Future mezzanine debt is not permitted to exceed $4,000,000.

(2) Future mezzanine debt is not permitted to exceed $3,000,000.